As filed with the Securities and Exchange Commission on May 15, 2015

Investment Company Act File No. 811-22575

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☑ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☑ Amendment No. 13

J.P. Morgan Access Multi-Strategy Fund II

(Exact name of Registrant as specified in Charter)

270 Park Avenue

New York, NY 10017

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (800) 480-4111

Frank J. Nasta, Esq.

J.P. Morgan Investment Management Inc.

270 Park Avenue

New York, NY 10017

(Name and address of agent for service)

COPY TO:

Richard Horowitz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

This Amendment No. 13 to the Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Shares of Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Registrant.

PART A — INFORMATION REQUIRED IN A PROSPECTUS

PART B — INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the confidential private placement memorandum that follows.

STRICTLY CONFIDENTIAL

Name:

Number:

Supplement #2 dated May 15, 2015,

to the Confidential Private Placement Memorandum

dated December 9, 2014

J.P. MORGAN ACCESS MULTI-STRATEGY FUND II

The information set forth herein modifies the sections noted below in the Confidential Private Placement Memorandum, dated December 9, 2014, as supplemented (the “Memorandum”), relating to J.P. Morgan Access Multi-Strategy Fund II. Any statement contained in the Memorandum shall be modified or superseded for all purposes to the extent that a statement contained herein modifies or supersedes such statement. Page i of the Memorandum applies equally to this Supplement. Economic, market and other information contained in the Memorandum has not been updated through the date hereof. Capitalized terms used in this Supplement and not defined herein are used as defined in the Memorandum.

SUP-ACCESS-MS-515

Effective immediately, the following will replace the information that currently appears in the fourth paragraph in the section titled “The Investment Manager and Sub-Advisor” in its entirety:

The Fund’s portfolio managers are Lenore Petteruti and Georgiy Zhikharev. The portfolio managers determine the asset allocation for the Fund among Portfolio Managers, Investment Funds and other investments. Ms. Petteruti is a Managing Director and Head Portfolio Manager for the Global Access hedge fund portfolios and the Global Access RIC portfolios. Ms. Petteruti has over 25 years’ experience in Alternative Investments, including Portfolio Management, Manager Due Diligence and Risk Management. Prior to joining J.P. Morgan Private Bank, Ms. Petteruti was the Chief Portfolio Strategist at CQS LLC, a London based hedge fund manager specializing in global credit and structured credit. At CQS, Ms. Petteruti was involved in constructing customized portfolio solutions for institutional and ultra-high net worth clients. Before CQS, Ms. Petteruti was the Chief Risk Officer at Corbin Capital Partners, LLC, a fund of hedge funds manager specializing in hedge fund and direct investments. Prior to Corbin, she was the Chief Investment Officer and President of Mezzacappa Management LLC, a Fund of Funds that managed customized portfolios for both institutional and ultra-high net worth clients. She began her career at J.P. Morgan Chase as a Credit Officer, originating bank loans for non-investment grade companies. Ms. Petteruti holds a Bachelor of Arts in International Relations and Economics from Brown University. Ms. Petteruti has been a portfolio manager of the Fund since 2014. Mr. Zhikharev is a Managing Director and Global Head of Portfolio Construction at J.P. Morgan Private Bank in New York and is a member of the J.P. Morgan Private Bank’s Global Investment Committee, Hedge Fund Advisory Council and Private Equity Advisory Council. Mr. Zhikharev has been with J.P. Morgan for 14 years. Prior to his current role, he was the Global Head of Quantitative Research and Analytics for the Global Markets Strategy Team, spent five years as the Portfolio Manager for the Global Access Hedge Fund Portfolios and the Risk Officer for the Global Access Team overseeing quantitative risk analytics and research, and evaluating the risk impact of portfolio trades. He holds a master’s degree in Business Administration with a concentration in Finance from DePaul University in Chicago. He also holds a Ph.D.-equivalent degree in Economics from the Kazan State University, Russia. Additionally, Mr. Zhikharev holds a Financial Risk Manager (FRM) designation from the Global Association of Risk Professionals. Mr. Zhikharev has been a portfolio manager of the Fund since 2014.

In addition, effective immediately, the following will replace the information that currently appears under the heading “Other Accounts Managed by the Principal Individuals Primarily Involved in the Management of the Fund’s Assets” under the section titled “Appendix A: Additional Disclosures” in its entirety:

Other Accounts Managed by the Principal Individuals Primarily Involved in the Management of the Fund’s Assets

The following table shows information regarding all of the other accounts managed by principal individuals involved in the management of the Fund’s assets as of March 31, 2014.

All figures ($1,000,000’s)

Non-Performance Based Fee Advisory Accounts

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ millions)	Number of Accounts	Total Assets ($ millions)	Number of Accounts	Total Assets ($ millions)
Lenore Petteruti	1	$470	1	$151	0	$0
Georgiy Zhikharev*	0	0	0	0	0	0

Performance Based Fee Advisory Accounts

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ millions)	Number of Accounts	Total Assets ($ millions)	Number of Accounts	Total Assets ($ millions)
Lenore Petteruti	1	$2,264	11	$3,524	0	$0
Georgiy Zhikharev*	0	0	0	0	0	0

*	As of September 30, 2014.

Name:

Number:

J.P. MORGAN ACCESS MULTI-STRATEGY FUND II

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

December 9, 2014

J.P. Morgan Investment Management Inc.

Investment Manager

J.P. Morgan Private Investments Inc.

Sub-Advisor

270 Park Avenue

New York, New York 10017

(800) 480-4111

In making an investment decision, an investor must rely upon its own examination of J.P. Morgan Access Multi-Strategy Fund II (the “Fund”) and the terms of the offering, including the merits and risks involved, of the shares of beneficial interest (the “Shares”) described in this confidential private placement memorandum (the “Confidential Private Placement Memorandum”). The Shares have not been registered with, or approved or disapproved by, the Securities and Exchange Commission (the “SEC”) or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Confidential Private Placement Memorandum or the merits of an investment in the Shares. Further, the Shares are not deposits or obligations of, or guaranteed or endorsed in any way by, JPMorgan Chase Bank, N.A. or any other bank, and are not insured by the U.S. Federal Deposit Insurance Corporation, the U.S. Federal Reserve Board, or any other governmental agency. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

The Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state. The offering contemplated by this Confidential Private Placement Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Confidential Private Placement Memorandum will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Shares be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Confidential Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Confidential Private Placement Memorandum. This Confidential Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Confidential Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Declaration of Trust, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from those provisions. Shares of the Fund have not been registered for sale outside of the United States. This Confidential Private Placement Memorandum is not intended for distribution to prospective investors outside of the United States. The Fund generally does not market or sell shares to investors domiciled outside of the United States, even, with regard to individuals, if they are United States citizens or lawful permanent residents.

- i -

- ii -

SUMMARY OF TERMS

THE FUND	J.P. Morgan Access Multi-Strategy Fund II (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Fund privately offers and sells the Shares in large minimum denominations to certain tax-exempt and tax-deferred investors (each such eligible investor, a “Shareholder”). The Fund is not intended for U.S. taxable investors and/or non-U.S. persons. References in this Confidential Private Placement Memorandum to a “Share” or the “Shares” (including references to the repurchase of a Share or Shares) include all or any portion of a Shareholder’s Shares, as the context requires.

INVESTMENT OBJECTIVE AND STRATEGY	The Fund’s investment objective is to generate consistent capital appreciation over the long term, with relatively low volatility and a low correlation with traditional equity and fixed income markets. The Fund will seek to accomplish this objective by allocating its assets primarily among professionally selected investment funds (commonly referred to as hedge funds) (“Investment Funds”) that are managed by experienced third-party investment advisers (“Portfolio Managers”) who invest in a variety of markets and employ, as a group, a range of investment techniques and strategies. Investment Funds generally pursue “absolute return” in that they seek to achieve positive returns, by, for example, taking long and short positions and by engaging in various hedging strategies, regardless of the performance of the traditional equity and fixed income markets. Additionally, from time to time, the Fund may use derivative instruments, such as total return swaps, structured notes or other structured products, to gain exposure to the returns of Investment Funds or otherwise seek to replicate exposure to Investment Funds or Investment Fund strategies. The Fund is commonly referred to as a “fund of hedge funds.” There can be no assurance that the Fund will achieve its investment objective.

Investment Funds typically offer their interests privately without registration under the Securities Act of 1933, as amended (the “1933 Act”), in large minimum denominations (often at least $1 million). Investment Funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act. The Fund will generally invest its assets in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies.

J.P. Morgan Investment Management Inc. (the “Investment Manager”), a corporation formed under the laws of the State of Delaware and an affiliate of JPMorgan Chase & Co. (“JPMorgan Chase”), is responsible for the day-to-day management of the Fund, subject to policies adopted by the Board of Trustees (as defined below). The Investment Manager has in turn delegated substantially all investment authority and the allocation of the Fund’s assets among the Investment Funds and other instruments to J.P. Morgan Private Investments Inc. (the “Sub-Advisor”), a corporation formed under the laws of the State of Delaware and an affiliate of JPMorgan Chase and of the Investment Manager. The Sub-Advisor will allocate Fund assets among the Investment Funds and other investments that, in its view, represent attractive investment opportunities.

While the Fund’s investment objective is to generate consistent capital appreciation over the long term, the Fund is equally concerned with preservation of capital. For this reason, the Investment Manager and/or Sub-Advisor will seek to allocate the Fund’s holdings among a number of Portfolio Managers and investment strategies. Strategies employed by the Fund may include:

•	Long/Short Equities: making long and short investments in equity securities that are deemed by the Portfolio Managers to be undervalued or overvalued;

•	Relative Value: making simultaneous purchases and sales of similar securities to exploit pricing differentials or having long exposure in non-equity oriented beta opportunities (such as credit);

•	Opportunistic/Macro: investing in a wide variety of instruments using a broad range of strategies, often assuming an aggressive risk posture, typically with a low correlation to other strategies;

•

Event Driven – Distressed: investing in debt and equity securities of companies in financial difficulty, reorganization or bankruptcy, nonperforming and sub-performing bank loans, and emerging market debt;

•

Event Driven – Core: investing in securities of companies involved in mergers, acquisitions, restructurings, liquidations, spin-offs, or other special situations that alter a company’s financial structure or operating strategy; and

•	Diversified: investing in a combination of two or more of the above strategies.

The Investment Manager and/or Sub-Advisor, however, will not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy or investment. In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve the Fund’s investment objective. The Fund is non-diversified, which means that under the 1940 Act, the Fund is not limited in the amount of assets that it may invest in any single issuer of securities. However, the Fund intends to diversify its assets to the extent required by the Internal Revenue Code of 1986, as amended

(the “Code”), so that it can qualify as a regulated investment company (“RIC”) for federal tax purposes. In addition, the Investment Manager and/or Sub-Advisor generally will seek (1) to include at least two Portfolio Managers utilizing a particular investment strategy and (2) not to invest more than approximately 15% of the Fund’s total assets with any single Portfolio Manager (although it may deviate from either or both of these guidelines from time to time). The Fund will generally limit its investments in the outstanding voting securities of any one Investment Fund to less than 5%. See “Investment Objective and Strategy.”

The Fund may invest temporarily in fixed income securities and money market instruments or may hold cash or cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Shares or for other purposes.

RISK FACTORS	The Fund’s investment program entails substantial risks. These risks include the risks of:

•	loss of capital, up to the entire amount of a Shareholder’s investment

•

investing in a fund that has a limited operating history and whose Portfolio Managers with which the Fund invests, in some cases, may be newly organized with limited operating histories upon which to evaluate their performance

•

investing in a fund where the Investment Funds may invest their assets in securities for which trading activity may be dramatically impaired or cease at any time (whether due to general market turmoil, problems experienced by a single issuer or market sector or other factors), such as collateralized debt obligations backed by mortgages (especially sub-prime mortgages), asset-backed commercial paper issued by structured investment vehicles and auction rate preferred shares

•

investing in a fund whose performance depends upon the performance of the Portfolio Managers and selected strategies, the adherence by such Portfolio Managers to their selected strategies, the instruments used by such Portfolio Managers and the Investment Manager’s and/or Sub-Advisor’s ability to select Portfolio Managers and strategies and effectively allocate Fund assets among them

•

investing in a fund whose underlying Investment Funds may incur leverage (whether via borrowing money or utilizing derivatives) for investment or other purposes, which may increase the volatility and the potential for losses of the Investment Funds

•

investing in a fund where the Portfolio Managers may sell securities held by Investment Funds short, which involves the theoretical risk of unlimited loss because of increases in the market price of the security sold short

•	investing in a fund where the underlying Investment Funds’ short selling activities may be adversely affected by regulatory restrictions on short selling that may be imposed at any time

•

investing in a fund where the Portfolio Managers may invest the Investment Funds’ assets in securities of non-U.S. issuers, including those located in emerging markets, and where the Fund may invest in Investment Funds that may be denominated in non- U.S. currencies, thus exposing the Fund to various risks that may not be applicable to U.S. securities (these risks are magnified in emerging markets)

•	investing in a fund where the Portfolio Managers may change their investment strategies (i.e., may experience style drift) at any time

•	investing in a fund where the Portfolio Managers may invest the Investment Funds’ assets without limitation in restricted and illiquid securities

•

investing in a fund where the Portfolio Managers may invest the Investment Funds’ assets in equity securities without limitation as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies, the prices of which may be subject to erratic market movements

•

investing in a fund where the Portfolio Managers may generally charge investors in the Investment Funds (the Fund being one such investor) asset-based fees and incentive fees of as much of 10% to 30% of an Investment Fund’s net profits, which incentive fees may create incentives for Portfolio Managers to make investments that are riskier or more speculative than in the absence of these fees

•

investing in a fund where a Portfolio Manager may focus on a particular industry or industries, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries

•

investing in a fund where an Investment Fund’s assets may be invested in a limited number of securities, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number of securities

•	investing in illiquid securities of an unlisted closed-end fund, which are not listed on any securities exchange or traded in any other market and are subject to substantial restrictions on transfer

•

investing in a fund where the Portfolio Managers may use derivatives for hedging and non-hedging purposes of the Investment Funds. Derivatives may be riskier than other investments because they may be more sensitive to changes in economic and market conditions and could result in losses that significantly exceed the original investment. Many derivatives create leverage thereby causing the Investment Fund or Fund to be more volatile than it would be if it had not used derivatives. Derivatives also expose the Investment Fund and Fund to counterparty risk (the risk that the derivative counterparty will not fulfill its contractual obligation), including credit risk of the derivative counterparty

•

investing in a fund where the Investment Funds’ returns may exhibit greater correlations among each other and/or with fixed income or equity indices than anticipated by the Investment Manager and/or Sub-Advisor, especially during times of general market turmoil such as that experienced during late 2008

•	investing in a fund whose Investment Manager and/or Sub-Advisor and Portfolio Managers may have conflicts of interest

•	investing in a non-diversified fund that may allocate a higher percentage of its assets to the securities of any one issuer than if it were a diversified fund

•	investing in a fund that intends to qualify as a RIC under the Code and may be subject to tax liabilities if it fails to so qualify

•

investing in a fund that is subject to, and indirectly invests in Investment Funds that are subject to, risks associated with legal and regulatory changes applicable to financial institutions generally or hedge funds such as the Investment Funds in particular

•	investing in a fund that may invest a significant amount of its assets in non-voting securities of Investment Funds.

Because the Fund invests in Investment Funds, investors are subject to additional risks, including:

•

investing in a fund whose underlying Investment Funds will not be registered as investment companies under the 1940 Act, and, therefore, the Fund, as an investor in such Investment Funds, and thus the Shareholders, as indirect investors in such Investment Funds, will not be able to avail themselves of 1940 Act protections

•	investing in a fund whose underlying Portfolio Managers may not currently be registered under the Advisers Act

•

investing in a fund whose investors will have no right to receive information about the Investment Funds or Portfolio Managers, and who will have no recourse against Investment Funds or their Investment Managers

•	investing in a fund whose investments in certain underlying Investment Funds may be subject to initial lock-up periods during which the Fund may not withdraw its investment

•	investing in a fund where certain underlying Investment Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time, possibly requiring the Fund to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner

•

investing in a fund that may not be able to invest in certain Investment Funds that are oversubscribed or closed or that may only be able to allocate a limited amount of assets to an Investment Fund that has been identified as an attractive opportunity

•	investing in a fund whose investors will bear two layers of asset- based fees and expenses—one at the Fund level and one at the Investment Fund level—and incentive fees at the Investment Fund level

•

investing in a fund that may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, thus exposing the Fund to the risks of that strategy

•	investing in a fund that invests in a number of Investment Funds, resulting in investment related expenses that may be higher than if the Fund invested in only one Investment Fund

•

investing in a fund where the Portfolio Managers may receive compensation for positive performance of the relevant Investment Fund in the form of the asset-based fees, incentive fees and other expenses payable by the Fund as an investor in the relevant Investment Fund, even if the Fund’s overall returns are negative

•

investing in a fund where the Portfolio Managers make investment decisions independent of the Investment Manager and/or Sub-Advisor and each other, which may result in the pursuit of opposing investment strategies or result in performance that correlates more closely with broader market performance

•

investing in a fund many of whose assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate; the valuation of the Fund’s investments in Investment Funds is ordinarily determined based on valuations provided by their Portfolio Managers, who may face a conflict of interest as such valuations will be used to calculate fees payable to the Portfolio Manager and the Investment Manager and/or Sub-Advisor, and the price at which purchases and repurchases are made.

•

investing in a fund that invests in Investment Funds that may hold a portion of their assets in “side pockets” (i.e., a sub account established by an Investment Fund in which certain assets (which generally are illiquid and/or hard to value) are held and segregated from the other assets of the Investment Fund until some type of realization event occurs), which may further restrict the liquidity of the Fund’s investments in such Investment Funds, and thus the Shareholders’ investments in the Fund

•

investing in a fund that may not be able to vote on matters that require the approval of the investors of an underlying Investment Fund, including a matter that could adversely affect the Fund’s investment in it

•	investing in a fund that, upon its redemption of all or a portion of its interest in an Investment Fund, may receive an in kind distribution of securities that are illiquid or difficult to value

•

investing in a fund that invests in Investment Funds located outside of the U.S. and thus may be subject to withholding taxes in such jurisdictions, which may reduce the Fund’s, and thus the Shareholders’, return

Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. See “Types of Investments and Related Risks.”

Investing in the Fund will involve risks other than those associated with investments made by Investment Funds, or related to the fund of hedge funds structure. See “Other Risks.”

LEVERAGE	The Fund does not currently intend to borrow money for investment purposes. The Fund may, however, borrow money for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Shares or for other temporary purposes, and the Fund has a credit agreement in place for these purposes. For more details on the credit agreement, see “Credit Agreement.” Some or all of the Investment Funds may employ leverage by making margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Fund may enter into derivative and similar transactions for hedging or investment purposes that may be deemed to create leverage. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund. See “Types of Investments and Related Risks – Investment-Related Risks.”

BOARD OF TRUSTEES	The Fund has a Board of Trustees (each, a “Trustee” and, collectively, the “Board of Trustees”) that has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. See “Management of the Fund – Board of Trustees”, “Voting” and “Appendix A.”

THE INVESTMENT MANAGER AND SUB-ADVISOR	The Investment Manager, J.P. Morgan Investment Management Inc., will be responsible for the day-to-day management of the Fund. The

Investment Manager has in turn delegated substantially all investment authority and the allocation of the Fund’s assets to the Sub-Advisor, J.P. Morgan Private Investments Inc. Both the Investment Manager and the Sub-Advisor are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). See “The Investment Manager and Sub-Advisor.”

The Fund’s current investment management agreement (the “Investment Management Agreement”) with the Investment Manager, effective as of August 24, 2011 (the “Effective Date”), had an initial two-year term and provides that it will continue in effect from year to year if the continuance is approved at least annually by a majority vote of the Board of Trustees or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Trustees who are not “interested persons” as defined under Section 2(a)(19) of the 1940 Act (the “Independent Trustees”). The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Fund or the Investment Manager on 60 days’ written notice.

The Investment Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Sub-Advisor, effective as of the Effective Date. The Sub-Advisory Agreement had an initial two-year term from the Effective Date. Like the Investment Management Agreement, the Sub-Advisory Agreement will continue in effect from year to year after the initial term if the continuance is approved at least annually by a majority vote of the Board of Trustees or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Independent Trustees. The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Investment Manager or the Sub-Advisor on 60 days’ written notice.

The Investment Management Agreement and Sub-Advisory Agreement were last approved by the Board of Trustees, including a majority of the Independent Trustees, at a meeting held on August 20, 2014.

See “Investment Management Agreement and Sub-Advisory Agreement” for further discussion of these Agreements.

The Investment Manager is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase, a bank holding company. The Sub-Advisor is a wholly-owned subsidiary of JPMorgan Chase. The Investment Manager and Sub-Advisor are both located at 270 Park Avenue, New York, NY 10017.

MANAGEMENT FEE	In consideration of the advisory services provided by the Investment Manager to the Fund, the Fund pays the Investment Manager a management fee of 1.25% per year (the “Management Fee”), payable monthly at the rate of 1/12 of 1.25% of the Fund’s month end net asset value, before giving effect to repurchases or Repurchase Fees (if any, as defined below), but after giving effect to the Fund’s other expenses. The Management Fee is an expense paid out of the Fund’s assets. The Management Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. The Investment Manager will pay a portion of the Management Fee it receives from the Fund (net of any fee waiver or expense reimbursement arrangements) to the Sub-Advisor for the provision of its sub-advisory services. See “Investment Management Agreement and Sub-Advisory Agreement.”

ADMINISTRATOR AND SUB-ADMINISTRATOR	The Fund has retained JPMorgan Funds Management Inc. (the “Administrator”) to provide certain administrative services to the Fund. The Administrator has, in turn, contracted with BNY Mellon Investment Servicing (U.S.) Inc. (the “Sub-Administrator”) to provide sub-administration services. In consideration of the services provided by the Administrator to the Fund, the Fund pays a monthly administration fee at the annual rate of 0.15% (the “Administration Fee”) of the average net assets of the Fund, before giving effect to repurchases or Repurchase Fees (if any, as defined below), but after giving effect to the Fund’s other expenses. The Administration Fee is paid out of the Fund’s assets. The Administration Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. See “Administration Fee.” The Administrator will pay a portion of the Administration Fee it receives from the Fund to the Sub-Administrator for providing its sub-administration services. See “Fund Expenses” and “Administrator and Sub-Administrator.”

ESCROW AGENT	The Fund has retained BNY Mellon Investment Servicing (U.S.) Inc. to serve as escrow agent (the “Escrow Agent”) with respect to subscription monies received from prospective investors. Fees payable to the Escrow Agent will be paid by the Fund. See “Fund Expenses” and “Escrow Agent.”

FUND ACCOUNTING AND INVESTOR SERVICES	The Fund has retained BNY Mellon Investment Servicing (U.S.) Inc. (“BNY Mellon”) to provide fund accounting and investor services. In such capacity, BNY Mellon will (1) compute and disseminate the Fund’s net asset value, (2) maintain the register of Shareholders of the Fund and enter on such register all issues, transfers and repurchases of Shares in the Fund and (3) perform other accounting and investor-related services as agreed upon and deemed necessary. See “Fund Expenses” and “Fund Accounting and Investor Services.” Fees paid to BNY Mellon for fund accounting and investor services will be paid by the Fund.

CUSTODIAN	The Fund has retained The Bank of New York Mellon to provide certain custodial services to the Fund (in such capacity, the “Custodian”). Fees payable to the Custodian for these services, and reimbursement for the Custodian’s out-of-pocket expenses, will be paid by the Fund. See “Fund Expenses” and “Custodian.”

PURCHASES OF SHARES; THE OFFERING	The Fund is offering Shares on a continuous basis as of the first business day of each month at the Fund’s then current net asset value per Share. See “Purchases of Shares.” The minimum initial investment in the Fund by a new investor is $50,000. Additional investments in the Fund must be made in a minimum amount of $25,000. The Fund may accept lesser amounts from certain investors who are investing simultaneously in multiple investment vehicles advised by the Investment Manager and/or Sub-Advisor or marketed by their affiliates.

The Fund may, in its discretion, repurchase all of a Shareholder’s Shares in the Fund if the Shareholder’s ownership of Shares, as a result of repurchase or transfer requests by the Shareholder, is less than $50,000.

PLACEMENT AGENT FEES AND INTERMEDIARY PAYMENTS	Entities may be retained by the Fund to assist in the placement of Shares. These entities (“Placement Agents” or “Intermediaries”), which may include the Investment Manager and its affiliates, will generally be entitled to receive a placement fee of up to 2.0% of the invested amount from each investor purchasing Shares through a Placement Agent. The placement fee will be added to a prospective investor’s purchase amount; it will not constitute an investment made by the investor in the Fund nor part of the assets of the Fund. The placement fee may be adjusted or waived in the sole discretion of the Placement Agent. See “Purchases of Shares – Placement Fees.”

In addition to the placement fee, the Investment Manager and/or Sub-Advisor will pay additional compensation, out of their own funds and not as an additional charge to the Fund, to Intermediaries in connection with the sale, distribution and retention of Shares, and/or Shareholder servicing. For example, the Investment Manager and/or Sub-Advisor may pay compensation to Intermediaries for the purpose of promoting the sale of Shares of the Fund, maintaining balances in the Fund and/or for sub-accounting, administrative or Shareholder processing services. Such payments are made quarterly by the Investment Manager and/or Sub-Advisor. The payments made by the Investment Manager and/or Sub-Advisor will be based on the net asset value of the Fund as determined by the Investment Manager and/or Sub-Advisor. The amount of these payments is determined from time to time by the Investment Manager and/or Sub-Advisor and may be substantial.

With respect to each Intermediary that may receive such payments, these payments will be paid by the Investment Manager and/or Sub-Advisor from their own funds. A portion of this payment may be paid through to the individual professional responsible for the client relationship and/or selling the Fund. This payment may be made as long as a client of an Intermediary is invested in the Fund.

The prospect of receiving, or the receipt of, additional ongoing compensation as described above by Intermediaries may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Shares in the Fund, and funds whose affiliates make similar compensation available, over sales of share of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation, or lower levels of additional compensation. The prospect of receiving, or the receipt of, such additional ongoing compensation may provide Intermediaries and/or their salespersons with an incentive to favor recommending that Shareholders maintain their assets in the Fund rather than re-allocate assets to another investment. These payment arrangements, however, will not change the price that an investor pays for Shares of the Fund or the subscription amount that the Fund receives from an investor. Shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Shares of the Fund. See “Purchases of Shares – Placement Fees.”

FUND EXPENSES	The Investment Manager and Sub-Advisor will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to their selection and monitoring of Portfolio Managers. The Fund will bear all other expenses related to its investment program. The Fund’s organizational expenses and initial offering costs have been fully amortized and expensed. See “Fund Expenses.”

The Fund, the Investment Manager and the Sub-Advisor have entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”), dated October 22, 2013, under which the Investment Manager and the Sub-Advisor have agreed to waive their fees and, if necessary, reimburse expenses in respect of the Fund until June 30, 2015 (the “Waiver Period”). The Expense Limitation Agreement provides that the Investment Manager and the Sub-Advisor will waive their fees and/or reimburse the Fund during the Waiver Period so that the total operating expenses of the Fund in respect of such period (excluding acquired fund fees and expenses, dividend expenses on securities sold short, interest, brokerage commissions, taxes, expenses related to litigation and potential litigation, extraordinary expenses not incurred in the ordinary course of the Fund’s business and expenses related to the Board’s deferred compensation plan) will not exceed 2.0% on an annualized basis of the Fund’s net assets as of the end of each month. After the expiration of the Waiver Period, the Fund, the Investment Manager and the

Sub-Advisor will determine whether or not to renew or revise the Expense Limitation Agreement.

VALUATION	The Board of Trustees has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment Fund’s valuation policies. As a general matter, the fair value of the Fund’s interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio. Certain securities and other financial instruments in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Managers using their own valuation methodology. Although the procedures approved by the Fund’s Board of Trustees provide that the Investment Manager and/or Sub-Advisor will review the valuations provided by the Portfolio Managers to the Investment Funds, neither the Investment Manager and/or Sub-Advisor nor the Board of Trustees will be able to confirm independently the accuracy of valuations provided by the Portfolio Managers (which are unaudited). Accordingly, the valuation of the Investment Funds generally will be relied upon by the Fund, even though a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager’s compensation. In addition, the net asset values or other valuation information received by the Investment Manager and/or Sub-Advisor from the Investment Funds will typically be subject to revision through the end of each Investment Fund’s annual audit. See “Types of Investments and Related Risks – Risks of Fund and Hedge Funds Structure – Valuation.”

DISTRIBUTION POLICY	Distributions will be made at least annually on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.

Each Shareholder whose Shares are registered in its own name will automatically be a participant under a dividend reinvestment plan established by the Fund as described further herein (the “DRIP”) and have all net investment income and net capital gains distributions automatically reinvested in Shares unless the Shareholder specifically notifies the Fund in writing of its election to receive such distributions in cash.

CONFLICTS OF INTEREST	The investment activities of the Investment Manager, the Sub-Advisor, the Portfolio Managers and their affiliates, for their own accounts and other accounts they manage, may give rise to conflicts of interest that may disadvantage the Fund. The Investment Manager and Sub-Advisor provide investment management services to other funds and discretionary managed accounts that follow an investment program substantially similar to that of the Fund. JPMorgan Chase, as a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, may engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Fund or the Shareholders. To the extent permitted by applicable law, affiliates of the Investment Manager and Sub-Advisor from time to time may invest proprietary or client capital with investment advisers, which may also be Portfolio Managers to the Investment Funds, or in one or more of the Investment Funds in which the Fund invests. It is expected that a significant number of the Portfolio Managers will pay fees to such affiliates. Fees paid to these affiliates are based on the client capital invested on their behalf by the affiliate in the Investment Funds. However, no affiliate will receive fees from Portfolio Managers for the Fund’s capital invested in the Investment Funds.

In addition, JPMorgan Chase and its affiliates may have other business relationships with such Portfolio Managers. JPMorgan Chase’s trading activities are carried out without reference to positions held directly or indirectly by the Fund and may result in JPMorgan Chase having an interest in the issuer adverse to that of the Fund. JPMorgan Chase is not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, JPMorgan Chase may compete with the Fund for appropriate investment opportunities. See “Conflicts of Interest.”

ELIGIBILITY	The Fund is being offered to certain tax-exempt or tax-deferred investors including, but not limited to:

(i)	pension, profit sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code, by reason of qualification under Section 401 of the Code;

(ii)	employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code;

(iii)	certain deferred compensation plans established by corporations, partnerships, non profit entities or state and local governments, or government sponsored programs;

(iv)	certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1));

(v)	individual retirement accounts (“IRAs”) (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans;

(vi)	state colleges and universities; and

(vii)	charitable remainder trusts

The Fund is also being offered to non-grantor charitable lead trusts.

The Fund is not intended for U.S. taxable investors and/or non-U.S. persons.

In addition, each prospective investor will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (or another category of investor to which offers and sales of securities may be made pursuant to an exemption from the registration provisions of the 1933 Act). Investors who satisfy the Fund’s eligibility criteria are referred to in this Confidential Private Placement Memorandum as “Eligible Investors.” Existing Shareholders who purchase additional Shares will be required to qualify as “Eligible Investors” at the time of each additional purchase. The qualifications required to invest in the Fund will appear in a subscription agreement that must be completed by each prospective investor.

TRANSFER RESTRICTIONS	Shares held by a Shareholder may be transferred only (1) by operation of law due to the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or (2) with the written consent of the Fund (which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances).

REPURCHASES OF SHARES BY THE FUND	No Shareholder will have the right to require the Fund to repurchase any Shares. Subject to a determination by the Board of Trustees, as discussed below, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders. These repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board of Trustees will consider the recommendations of the Investment Manager as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Investment Manager expects that it typically will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders of up to 25% of the Fund’s net assets quarterly, effective as of the last day of March, June, September and December (each, a “Repurchase Date”). However, the Fund is not required to repurchase Shares and may be less likely to do so during periods of exceptional market conditions or when Investment Funds suspend redemptions.

There can be no assurance that a Shareholder who requests the repurchase of its Shares will have such Shares repurchased. A 1.5% repurchase fee payable to the Fund (a “Repurchase Fee”) will be charged for repurchases of Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of its Shares.

Approximately two months may pass between the time a Shareholder submits a repurchase request and the effective date of the repurchase. Approximately 95% of repurchase proceeds will be paid on or before the later of (1) 45 days after the Repurchase Date, or (2) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Shares, ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds. The remainder of the repurchase proceeds will be paid promptly after the completion of the annual audit of the Fund’s financial statements, which the Investment Manager anticipates will be completed within 60 days after the end of each fiscal year.

Repurchases of Shares from Shareholders by the Fund will be paid in cash.

The Fund has the right to repurchase Shares of Shareholders if the Fund determines that the repurchase is in the best interests of the Fund or upon the occurrence of certain events specified in the Declaration of Trust, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See “Redemptions, Repurchases and Transfers of Shares – No Right of Redemption” and “– Repurchases of Shares.”

SUMMARY OF TAXATION	Shares of the Fund are being offered only to tax-exempt or tax-deferred investors, as it is anticipated that all or substantially all of the Fund’s distributions would be taxed as ordinary income to any Shareholders who would be subject to tax. It is also anticipated that the amount of such distributions in any one year could exceed the net appreciation in the value of the Fund’s investments in such year. The Fund intends to qualify and elect to be treated as a RIC under Subchapter M of the Code. To the extent the Fund invests in Investment Funds that are treated as partnerships or other flow-through entities for tax purposes, investments made by such Investment Funds could affect the Fund’s ability to qualify as a RIC. Accordingly, the Fund will generally invest its assets in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies (“PFICs”). Any investment in Investment Funds that are not PFICs would be closely monitored with respect to satisfying the Fund’s source of income, diversification and income distribution requirements under Subchapter M.

ERISA CONSIDERATIONS	The Fund is designed for tax-exempt or tax-deferred investors and will be offered to fiduciary and discretionary accounts and retirement plans of institutions, local, state and federal government plans and other tax-exempt entities and accounts. Such investors may be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Because the Fund will be registered as an investment company under the 1940 Act, the Fund’s assets should not be considered “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Code. Thus, the Investment Manager will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

SHAREHOLDER REPORTS	The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information as is required by law to assist the Shareholders in preparing their tax returns. The Investment Manager will send Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders also will be sent quarterly reports regarding the Fund’s operations during each quarter as well as monthly updates. See “Types of Investments and Related Risks – Risks of Fund of Hedge Funds Structure.”

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Fund’s organizational documents.

FISCAL YEAR; TAXABLE YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31. For tax purposes, the Fund’s taxable year will be the 12-month period ending October 31 of each year unless otherwise required by applicable law.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

SHAREHOLDER TRANSACTION FEES
Maximum placement fee (percentage of purchase amount)	2.0	%(1)
Maximum repurchase fee (percentage of amount repurchased)	1.5	%(2)
ANNUAL FUND EXPENSES (as a percentage of the Fund’s net assets)
Management Fee (to the Investment Manager)	1.25	%(3)
Administration Fee (to the Administrator)	0.15%
Interest Payments on Borrowed Funds/Credit Facility Fee	0.04	%(4)
Other Expenses	0.21	%(5)
Acquired Fund Fees and Expenses	8.10	%(6)
Total Annual Fund Expenses	9.75	%(7)

(1)	In connection with initial and additional investments, investors may be charged placement fees (sales commissions) of up to 2.0% of the amounts transmitted in connection with their purchases, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and will be in addition to an investor’s investment in the Fund. See “Purchases of Shares – Placement Fees.”
(2)	A 1.5% repurchase fee payable to the Fund will be charged for the repurchase of a Shareholder’s Shares at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. See “Redemptions, Repurchases and Transfers of Shares – Repurchases of Shares.”
(3)

The Management Fee is payable at a rate of  1/12 of 1.25% of the Fund’s month end net asset value, before giving effect to Repurchase Fees (if any), but after giving effect to the Fund’s other expenses. See “Summary of Terms – Management Fee.”

(4)	From time to time, the Fund may borrow under a credit agreement for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Shares or for other temporary purposes. Interest, which is calculated based on any outstanding balance, is payable monthly. The Fund also pays a monthly fee on the unused amount on the line of credit. See “Credit Agreement.”
(5)	“Other Expenses” include professional fees and other expenses that the Fund bears directly, including fees and expenses paid to the Administrator, the Escrow Agent, BNY Mellon and the Custodian.
(6)	The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees/allocations of the Investment Funds in which the Fund invests for the fiscal year ended March 31, 2014. The operating expenses of the Investment Funds consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. The agreements related to investments in Investment Funds provide for compensation to the Portfolio Managers and/or Investment Funds’ managers/general partners in the form of management fees generally ranging from 1.0% to 3.0% annually of net assets and performance incentive fees/allocations generally ranging from 10% to 30% of net profits earned. Fees and expenses of Investment Funds are based on historic fees and expenses. Future Investment Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Investment Funds, which may fluctuate over time.
(7)

Pursuant to an Expense Limitation Agreement dated October 22, 2013, the Investment Manager and the Sub-Advisor have agreed to waive their fees and, if necessary, reimburse expenses in respect of the Fund during the Waiver Period. The Expense Limitation Agreement provides that the Investment Manager and the Sub-Advisor will waive their fees and/or reimburse the Fund during the Waiver Period so that the Fund’s total operating expenses in respect of such period (excluding acquired fund fees and expenses, dividend expenses on securities sold short, interest, brokerage commissions, taxes, expenses related to litigation and potential litigation, extraordinary expenses not incurred in the ordinary course of the Fund’s business and expenses related to the Board’s deferred compensation plan) will not exceed 2.0% on an annualized basis of the Fund’s net assets as of the end of each month. After the expiration of the Waiver Period, the Fund, the Investment Manager and the Sub-Advisor will determine whether or not to renew or revise the Expense Limitation Agreement.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. For a more complete description of the various direct fees and expenses of the Fund, see “Fund Expenses,” “Investment Management Agreement and Sub-Advisory Agreement,” “Administrator and Sub-Administrator,” “Escrow Agent,” “Fund Accounting and Investor Services,” “Custodian” and “Purchases of Shares.”

The Example below is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Different rates of return than that used in the Example could increase certain fees and expenses paid by the Fund.

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 year	3 years	5 years	10 years
$113(1)	$287(1)	$444(1)	$777(1)

(1)	This amount assumes the payment of the maximum placement fee of 2.0%.

THE FUND

The Fund, which is registered under the 1940 Act as a closed-end, non-diversified management investment company, was organized as a Delaware statutory trust on June 16, 2011. The Fund’s principal office is located at 270 Park Avenue, New York, NY 10017, and its telephone number is (800) 480-4111. Investment advisory services will be provided to the Fund by the Investment Manager, J.P. Morgan Investment Management Inc., a corporation organized under the laws of the State of Delaware and an affiliate of JPMorgan Chase, pursuant to the Investment Management Agreement, and by the Sub-Advisor, J.P. Morgan Private Investments Inc., a corporation organized under the laws of the State of Delaware and an affiliate of JPMorgan Chase and the Investment Manager, pursuant to the Sub-Advisory Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the individuals who serve on the Board of Trustees. See “Management of the Fund – Board of Trustees” and “Appendix A.”

USE OF PROCEEDS

The proceeds from the sale of Shares, not including the amount of any placement fees paid by investors and net of the Fund’s fees and expenses, will be invested by the Fund to pursue its investment program and objectives as soon as practicable, consistent with market conditions and the availability of suitable investments, after the closing of any offering.

STRUCTURE

The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” or a “hedge fund,” with those of a registered closed-end investment fund. The Fund is similar to a private investment fund in that it will be actively managed and Shares will be sold in relatively large minimum denominations in private placements solely to Eligible Investors. In addition, Portfolio Managers of Investment Funds will typically be entitled to receive, incentive-based compensation. Unlike many private investment funds, however, the Fund, as a registered closed-end investment fund, can offer Shares without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Fund is designed to permit sophisticated investors that desire to invest in a portfolio of private investment funds to do so without making the more substantial capital commitment that would be required to invest directly in multiple private investment funds and without subjecting the Fund to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT OBJECTIVE AND STRATEGY

The Fund’s investment objective is to generate consistent capital appreciation over the long term, with relatively low volatility and a low correlation with traditional equity and fixed income markets. The Fund will seek to accomplish this objective by allocating its assets primarily among professionally selected Investment Funds that are managed by experienced Portfolio Managers who invest in a variety of markets and employ, as a group, a range of investment techniques and strategies. Investment Funds generally pursue “absolute return” in that they seek to achieve positive returns, by, for example, taking long and short positions and by engaging in various hedging strategies, regardless of the performance of the traditional equity and fixed income markets. Additionally, from time to time, the Fund may use derivative instruments, such as total return swaps, structured notes or other structured products, to gain exposure to the returns of Investment Funds or otherwise seek to replicate exposure to Investment Funds or Investment Fund strategies. The Fund may invest, to a limited extent, in registered investment companies, including exchange-traded funds. The Fund is commonly referred to as a “fund of hedge funds.” There can be no assurance that the Fund will achieve its investment objective.

The Fund is non-diversified, which means that under the 1940 Act, the Fund is not limited in the amount of assets that it may invest in any single issuer of securities. However, the Fund intends to diversify its assets to the extent required by the Code, so that it can qualify as a regulated investment company for federal tax purposes.

Investment Funds typically offer their interests privately without registration under the 1933 Act, in large minimum denominations (often at least $1 million). Investment Funds are not registered as investment companies under the 1940 Act pursuant to an exemption from registration under the 1940 Act. The Fund will generally invest its assets in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies.

At present, there are a number of Portfolio Managers whose services are not generally available to the investing public. These Portfolio Managers, who generally place stringent restrictions on the number of persons whose money they will manage, employ a wide variety of investment strategies and techniques within vehicles often referred to as hedge funds. By investing through a range of vehicles that employ a wide variety of investment strategies and techniques, the Investment Manager and/or Sub-Advisor will seek to provide investors with access to the varied skills and expertise of these managers while at the same time attempting to lessen the risks and volatility associated with investing through any single manager. The Fund also enables investors to invest without the high minimum investment requirements typically imposed on individual investors by Portfolio Managers.

It is the responsibility of the Investment Manager and/or Sub-Advisor to research and determine the identity of the Portfolio Managers, to satisfy itself as to the suitability of the terms and conditions of the investment funds they manage (or, when relevant, negotiate the respective investment advisory agreements), to monitor the performance of the Portfolio Managers and to allocate and reallocate the Fund’s assets among Portfolio Managers subject to the policies and control of the Board of Trustees.

The Investment Manager and/or Sub-Advisor will select each Investment Fund based on various criteria, including, among other things, an analysis of the Portfolio Manager’s performance during various time periods and market cycles and/or the Portfolio Manager’s reputation, experience, training, and investment and risk management philosophy and policies. Investment Funds will be selected on the basis of, among other things, factors that the Investment Manager and/or Sub-Advisor may weigh in its discretion, such as: above-average investment histories and/or recognizable prospects, an identifiable track record and a substantial personal investment by the Portfolio Manager or its affiliates in the investment program. The liquidity available to the Fund’s investment in an Investment Fund is also an important consideration for the Investment Manager and/or Sub-Advisor. In addition, the Investment Manager and/or Sub-Advisor will consider a Portfolio Manager’s ability to provide timely and accurate reporting and valuations of the Investment Fund managed by the Portfolio Manager. The Investment Manager and/or Sub-Advisor is not limited to selecting Investment Funds managed by Portfolio Managers with past investment histories and may invest with Investment Funds based on an assessment of future prospects.

The Investment Manager and the Sub-Advisor have implemented procedures to continually monitor the performance of the Investment Funds, including daily scans of news articles and regulatory filings, mid-month reviews of performance estimates, as available, monthly due diligence calls with each Portfolio Manager to assess factors which drive each Investment Fund’s risk and return, portfolio composition changes, the Portfolio Manager’s outlook, and other factors the Investment Manager and Sub-Advisor deem relevant. The Investment Manager and Sub-Advisor also conduct annual reviews of Investment Fund audited financial statements and regulatory reports and annual onsite operational due diligence reviews.

Portfolio Managers are compensated or receive allocations on terms that may include fixed and/or performance-based fees or allocations. Generally, fixed fees, if applicable, range from 1% to 3% (annualized) of the average value of the Fund’s investment, and performance fees or allocations range from 10% to 30% of the capital appreciation in the Fund’s investment for the year.

Subject to the 1940 Act, and any interpretations of that Act, the Investment Manager and/or Sub-Advisor may invest in one or more Investment Funds through an intermediate entity in which other accounts or funds managed by the Investment Manager or Sub-Advisor may have an interest or allocate portions of the Fund’s assets to Portfolio Managers affiliated with the Investment Manager and/or Sub-Advisor, but not on terms more favorable to such affiliates than could be obtained through arm’s-length negotiation.

The identity and number of Investment Funds may change over time. The Investment Manager and/or Sub-Advisor may withdraw from or invest in different Investment Funds and terminate and enter into new investment advisory agreements without prior notice to or the consent of the Shareholders. The Investment Manager and Sub-Advisor reserve the right to alter or modify some or all of the Fund’s investment strategies and allocations to Investment Funds in light of available investment opportunities and to take advantage of changing market conditions, in cases in which the Investment Manager and Sub-Advisor conclude that such alterations or modifications are consistent with the Fund’s investment objective, subject to what the Investment Manager and Sub-Advisor consider an acceptable level of risk.

While the Fund’s investment objective is to generate consistent capital appreciation over the long term, the Fund is equally concerned with preservation of capital. For this reason, the Investment Manager and/or Sub-Advisor will seek to allocate the Fund’s holdings among a number of Investment Funds and investment strategies. The strategies currently include the six broad categories that are described generally below. The Investment Manager and/or Sub-Advisor may add, delete or modify such categories of investment strategies at its discretion.

Long/Short Equities:	Portfolio Managers utilizing this strategy primarily make long and short investments in equity securities that are deemed by the Portfolio Managers to be under or overvalued. The Portfolio Managers typically do not attempt to neutralize the amount of long and short positions (i.e., they will be net long or net short). The Portfolio Managers may specialize in a particular industry or may allocate holdings across industries. Although the strategy is more commonly focused on U.S. markets, a growing number of Portfolio Managers invest globally. Portfolio Managers in this strategy usually employ a low to moderate degree of leverage (typically up to 200%).

Relative Value:

Portfolio Managers utilizing this strategy make simultaneous purchases and sales of similar securities to exploit pricing differentials or have long exposure in non-equity oriented beta opportunities (such as credit). Non-equity oriented beta opportunities include primarily long investments focused on relative value opportunities within a particular asset class. The Portfolio Managers utilizing relative value strategies attempt to neutralize long and short positions to minimize the impact of general market movements. Different relative value strategies include:

•    convertible bond arbitrage - a strategy that aims to capitalize on mispricing between a convertible bond and its underlying stock;

•    statistical arbitrage - a profit opportunity arising from pricing inefficiencies between securities, identified through mathematical modeling techniques;

•    pairs trading - a strategy of matching a long position with a short position in two stocks of the same sector to create a hedge against a sector and the overall market that the two stocks are in;

•    yield curve arbitrage - a strategy seeking to profit from shifts in the yield curve by taking long and short positions in securities of various maturities; and

•    basis trading - a strategy that attempts to profit from the relationship between a derivative and its reference security.

The types of instruments traded vary considerably depending on the Portfolio Manager’s relative value strategy. Because the strategy attempts to capture relatively small mis-pricings between two related securities, moderate to substantial leverage is often employed to produce attractive rates of return (typically up to 500%).

Opportunistic/Macro:	Portfolio Managers utilizing this strategy invest in a wide variety of instruments using a broad range of strategies, often assuming an aggressive risk posture, typically with a low correlation to other strategies. Most Portfolio Managers utilizing this strategy rely on a combination of macro-economic models and fundamental research to invest across countries, markets, sectors and companies, and have the flexibility to invest in numerous financial instruments. Futures and options are often used for hedging and speculation in order to quickly position a portfolio to profit from changing markets. The use of leverage varies considerably.

Event Driven – Distressed:	Portfolio Managers utilizing this strategy invest in debt and equity securities of companies in financial difficulty, reorganization or bankruptcy, nonperforming and sub-performing bank loans, and emerging market debt. Portfolios are usually concentrated in debt instruments. The Portfolio Managers differ in their preference for actively participating in the workout and restructuring process and the extent to which they use leverage.

Event Driven – Core:	Portfolio Managers utilizing this strategy invest in securities of companies involved in mergers, acquisitions, restructurings, liquidations, spin-offs, or other special situations that alter a company’s financial structure or operating strategy. Risk management and hedging techniques are typically employed by the Portfolio Managers to protect the portfolio from deals that fail to materialize. In addition, accurately forecasting the timing of a transaction is an important element affecting the realized return. The use of leverage varies.

Diversified:	Portfolio Managers utilizing this strategy use two or more of the above strategies.

Although the Investment Manager and/or Sub-Advisor may utilize Portfolio Managers employing one or more of the six strategies noted above, the Investment Manager and/or Sub-Advisor will not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy or investment. In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to attempt to achieve the Fund’s investment objective. The Fund intends to diversify its assets to the extent required by the Code, so that it can qualify as a RIC for federal tax purposes. In addition, the Investment Manager and/or Sub-Advisor generally will seek (1) to include at least two Portfolio Managers utilizing a particular investment strategy and (2) not to invest more than approximately 15% of the Fund’s total assets with any single Portfolio Manager (although it may deviate from either or both of such guidelines from time to time). The Fund will generally limit its investments in the outstanding voting securities of any one Investment Fund to less than 5%. The Investment Manager and/or Sub-Advisor may invest the Fund’s assets in any type of instrument it deems appropriate to fulfill the investment objective of the Fund as described in this Confidential Private Placement Memorandum. The Investment Manager and/or Sub-Advisor may also invest the Fund’s assets in any type of instrument at any time for the purpose of hedging currency risk when the Fund makes an investment in an Investment Fund or directly in securities denominated in a currency other than the U.S. dollar.

Portfolio Managers are permitted to utilize certain financial instruments and specialized techniques such as forward currency exchange contracts (“forward contracts”) and futures contracts, fixed income securities, options, warrants, swaps, repurchase and reverse repurchase agreements, securities that lack active public markets, derivatives, short sales and leverage in their investment programs. When Portfolio Managers determine that such an investment policy is warranted, they may invest, without limitation, in cash and cash equivalents.

The Fund does not currently intend to borrow money for investment purposes. The Fund may, however, borrow money for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes, and the Fund has a credit agreement in place for these purposes. For more details on the credit agreement, see “Credit Agreement.” The Fund may enter into derivative or similar transactions for hedging or investment purposes that may be deemed to create leverage. Generally, Portfolio Managers will be permitted to borrow money.

The Investment Manager and/or Sub-Advisor may invest the Fund’s cash balances in any instruments it deems appropriate, including, but not limited to, shares of one or more affiliated money market funds. Any income earned from such investments is reinvested by the Fund in accordance with the Fund’s investment program.

The Fund’s investment program entails a number of risks. There can be no assurance that the investment objectives of the Fund will be achieved, and results may vary substantially over time. Portfolio Managers may consider it appropriate, subject to applicable regulations, to utilize certain financial instruments and specialized techniques such as, forward and futures contracts, fixed income securities, options, warrants, swaps, repurchase and reverse repurchase agreements, securities that lack active public markets, derivatives, short sales and leverage in their investment programs. Such investment techniques can, in certain circumstances, maximize the adverse impact to which the Fund’s investment portfolio may be subject. See “Types of Investments and Related Risks.”

TYPES OF INVESTMENTS AND RELATED RISKS

General

The value of the Fund’s total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds and other investments in which the Fund invests. Discussed below are the investments the Investment Manager and Sub-Advisor anticipate will generally be made by Investment Funds and the principal risks that the Investment Manager and Sub-Advisor believe are associated with those investments. To the extent the Fund makes such investment directly, the same risks would apply. These risks will, in turn, have an effect on the Fund.

Investment-Related Risks

General Economic and Market Conditions. The success of the Fund’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Fund’s investments. Unexpected volatility or liquidity could impair the Fund’s profitability or result in its suffering losses.

Highly Volatile Markets. The prices of securities and commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which an Investment Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

The Fund may take a position in Investment Funds that invest in the publicly traded and privately placed equity or other securities of companies in the information technology and Internet sectors. These investments are subject to inherent market risks and fluctuations as a result of fund earnings, economic conditions and other factors beyond the control of the Investment Manager or Sub-Advisor. The public equity markets have experienced significant price volatility, especially in the technology sector.

Risks of Securities Activities. All securities investing and trading activities risk the loss of capital. Although the Investment Manager and/or Sub-Advisor will attempt to moderate these risks, no assurance can be given that the Fund’s investment activities will be successful or that Shareholders will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Investment Manager and Sub-Advisor believe are associated with the Investment Funds’ styles of investing, although it is possible that an Investment Fund will make an investment that is not described below:

Investment Style Risk. The Investment Manager and/or Sub-Advisor allocate the Fund’s holdings among Investment Funds which follow various investment strategies. See “Investment Objective and Strategy.” Different types of investment styles tend to shift into and out of favor with investors depending on market and economic conditions. The returns from Investment Funds which follow one investment strategy may at times be better or worse than the returns from Investment Funds which follow other types of investment strategies. If the Fund does not allocate an appropriate proportion of its assets to Investment Funds which follow strategies which are in favor among investors, the Fund’s returns may underperform accordingly. Various types of investment strategies go through cycles of performing better or worse than the stock or bond market in general. There is no assurance that the Fund will be able to reallocate its investments among Investment Funds to match the Fund’s investments to investment styles which are in favor at any given moment. At any time, the performance of the Fund may thus be better or worse than the performance of funds that have a different investment style or a specific investment style which they follow consistently rather than attempting to allocate between different styles.

Equity Securities. Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. See “Smaller Capitalization Issuers” and “Non-U.S. Securities.”

Bonds and Other Fixed Income Securities. Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk ). Given the historically low interest rate environment, risks associated with rising interest rates are heightened.

Investment Funds may invest in both investment grade debt securities and non-investment grade debt securities (commonly referred to as junk bonds). Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Short Sales. A short sale involves the sale of a security that the seller does not own in the hope of purchasing the same security (or security exchangeable for that security) at a later date at a lower price. To make delivery to the buyer, the seller must borrow the security and is obligated to return the security to the lender, which is accomplished by a later purchase of the security. In the United States, when a short sale is made, the seller must leave the proceeds of the sale with the broker and deposit with the broker an amount of cash or U.S. Government securities sufficient under current margin regulations to collateralize its obligation to replace the borrowed securities that have been sold.

An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Manager’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund’s portfolio. A short sale of a security involves the risk that an unlimited increase in the market price of the security can result in an inability to cover the short position and, in turn, a theoretically unlimited loss. There is the risk that the securities borrowed by an Investment Fund in connection with a short sale would need to be returned to the securities lender on little notice. If such request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a “short squeeze” can occur, wherein the Investment Fund might be compelled, at a disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the proceeds received earlier.

An Investment Fund may make “short sales against-the-box,” in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in-kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing-out short sales against-the-box.

In September 2008, in response to spreading turmoil in the financial markets, the SEC temporarily banned short selling in the stocks of numerous financial services companies, and also promulgated new disclosure requirements with respect to short positions held by investment managers. The SEC’s temporary ban on short selling of such stocks has since expired, but should similar restrictions and/or additional disclosure requirements be promulgated, especially if market turmoil occurs, the Fund and/or an Investment Fund (especially if an Investment Fund utilizes short selling as a significant portion of its investment strategy) may be forced to cover short positions more quickly than otherwise intended and may suffer losses as a result. Such restrictions may also adversely affect the ability of the Fund to execute its investment strategies generally. The SEC adopted amendments to Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that restrict the ability to engage in a short sale at a price that is less than or equal to the current best bid if the price of the covered security has decreased by 10% or more from the covered security’s closing price as of the end of the prior day (“a short sale-related circuit breaker”).

Mortgage-Backed Securities. Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Fund in two ways. First, particular investments may experience outright losses, as in the case of an interest only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable rate mortgage securities, which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Mortgage-backed securities are also subject to the risk of delinquencies on mortgage loans underlying such securities. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to an Investment Fund. So called “sub-prime” mortgages (mortgage loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their mortgages) have experienced higher rates of delinquency, and such delinquencies have increased dramatically since 2007. These increased mortgage delinquencies have adversely impacted the market for mortgage-backed securities generally (including derivatives or other instruments linked to the value of such securities) and led to turmoil in the credit markets generally. In particular, holders of mortgage-backed securities have experienced great difficulty in valuing such securities in light of the dramatically reduced market for mortgage-backed securities. See “Types of Investments and Related Risks – Investment-Related Risks – Highly Volatile Markets” and “Types of Investments and Related Risks – Risks of Fund of Hedge Funds Structure – Valuation.”

Non-U.S. Securities. Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts,

American Depositary Shares, Global Depositary Receipts or Global Depositary Shares, each of which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of an Investment Fund’s non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

Foreign Currency Transactions. The Investment Funds may engage in foreign currency transactions for a variety of purposes, including to “lock in” the U.S. dollar price of the security, between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve an Investment Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. An Investment Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Investment Fund has contracted to receive in the exchange. A Portfolio Manager’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

An Investment Fund may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an Investment Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment

Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund’s existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund’s investment objective, such as when the Portfolio Manager to a fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s investment portfolio. Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

Concentration of Investments; Non-Diversified Portfolios. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Investment Funds also may be considered to be non-diversified and invest without limit in a single issuer. As a result of any such concentration of investments or non-diversified portfolios, the portfolios of such Investment Funds are subject to greater volatility than if they had non-concentrated and diversified portfolios. Those Investment Funds that concentrate their investments in a specific industry or sector may be subject to additional risks with respect to those investments, which risks may include, but not be limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.

Smaller Capitalization Issuers. Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Distressed Securities. Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund’s investment in any instrument may not be subject to any minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade, which may result in the Fund’s experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status. The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means that the Fund is not subject to limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. The Fund will, however, endeavor to limit investments in any single Investment Fund to 15% of the Fund’s total assets (measured at the time of purchase). The Investment Manager and Sub-Advisor believe that this approach helps to reduce the Fund’s overall investment risk. In addition, while the Fund is a “non-diversified” fund for purposes of the 1940 Act, the Fund has elected, and intends to qualify, to be treated as a RIC under the Code. To qualify as a RIC under the Code, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies, and net income from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.” In addition, the Investment Manager typically endeavors to limit the Fund’s investments in any one Investment Fund to no more than 15% of the Fund’s gross assets (measured at the time of purchase). The Fund intends to distribute at least annually all or substantially all of its net investment income as dividends to Shareholders; however, this policy may be changed at any time by the Fund.

Leverage. The Fund does not currently intend to borrow money for investment purposes. The Fund may, however, borrow money for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Shares or for other temporary purposes, and the Fund has a credit agreement in place for these purposes. Some or all of the Investment Funds may employ leverage by making margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Fund may enter into derivative and similar transactions for hedging or investment purposes that may be deemed to create leverage. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness (200% with respect to the outstanding amount of preferred shares issued by such investment company), including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the amounts borrowed and assets acquired with amounts borrowed) and the value of the investment company’s outstanding preferred shares may not exceed one-half the value of its total assets (including the assets purchased with the proceeds of the preferred shares). This limit does not apply to the

Investment Funds so that the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Shares may be great.

Repurchase and Reverse Repurchase Agreements. Repurchase and reverse repurchase agreements involve a sale or purchase of a security by an Investment Fund to or from a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase or sell the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a repurchase or reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Repurchase and reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.

Purchasing Initial Public Offerings. The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Derivatives. The Fund, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions (“derivatives”). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the Investment Fund or the Fund as a whole. Derivatives permit a Portfolio Manager or the Investment Manager and/or Sub-Advisor to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of an Investment Fund or the Fund. The Investment Manager’s and/or Sub-Advisor’s use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

If an Investment Fund or the Fund invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Fund or result in a loss. An Investment Fund or the Fund also could experience losses if derivatives are poorly correlated with its other investments, or if the Investment Fund or the Fund is unable to liquidate the position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

Options and Futures. The Fund and the Investment Funds may utilize options and futures contracts and so-called “synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities or commodity exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund or the Investment Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, either the Fund or any Investment Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

The Fund and the Investment Funds may purchase call and put options on specific securities, commodities, or futures contracts and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Fund or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security, commodity, or futures contract at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security, commodity, or futures contract at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security, commodity, or futures contract. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security, commodity, or futures contract or to possible continued holding of a security, commodity, or futures contract that might otherwise have been sold to protect against depreciation in the market price of the security, commodity, or futures contract. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security, commodity, or futures contract while depriving the seller of the opportunity to invest the segregated assets.

The Fund and the Investment Funds may close out a position when writing options by purchasing an option on the same security, commodity, or futures contract with the same exercise price and expiration date as the option that it has previously written on the security, commodity, or futures contract. In such a case, the Fund or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Fund or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

Engaging in transactions in futures contracts involves risk of loss to the Fund or the Investment Fund that could adversely affect the value of the Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund or the Investment Funds to substantial losses. Successful use of futures also is subject to the Investment Manager’s, Sub-Advisor’s or a Portfolio Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the SEC and its staff may require the Investment Manager or Sub-Advisor to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Investment Manager’s or Sub-Advisor’s ability otherwise to invest those assets.

Call and Put Options on Securities Indices. The Fund or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Fund or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Investment Manager’s, Sub-Advisor’s or a Portfolio Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a fund. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements. The Fund or an Investment Fund may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Fund or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by the Fund or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Fund or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Fund’s or the Investment Fund’s risk of loss consists of the net amount of payments that the Fund or the Investment Fund contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by a Portfolio Manager in whose Investment Fund the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other derivatives as described above is unclear. Swap agreements and other derivatives used in this manner may be treated as a “constructive ownership of the reference property,” which may result in a portion of any long-term capital gain being treated as ordinary income.

The Fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid securities to avoid any potential leveraging of the Fund. To the extent that the Fund’s derivatives are entered into for hedging purposes, the Investment Manager believes that such obligations do not constitute “senior securities” under the 1940 Act and, accordingly, will not treat them as being subject to the Fund’s borrowing restrictions.

Structured Note Risk. The Fund or certain of the Investment Funds may invest in commodity, currency, equity, and fixed income linked structured notes. Commodity linked structured notes provide exposure, which may include long and/or short exposure, to the investment returns of “real assets” (i.e., assets that have tangible properties such as oil, gold and silver) that trade in the commodities markets without investing directly in physical commodities. The performance of these notes is determined by the price movement of the commodities underlying the note. Currency-linked structured notes provide exposure to the investment returns of currencies. Equity linked notes provide exposure, which may be long and/or short exposure, to equities and global equity indices. The performance of equity linked notes will be based on the performance of the underlying equity or equity index as defined by the structure payoff profile. Fixed income structures have performance linked to the value of underlying fixed income indices. Fixed income structured notes performance will be based on the underlying fixed income index as defined by the structure payoff profile. Structured notes are typically privately negotiated transactions between two or more parties. The fees associated with a structured note, which are embedded in the price of the structured note paid by the Fund or an Investment Fund, may lead to increased tracking error. The Fund or the Investment Fund also bears the risk that the issuer of the structured note will default or become bankrupt. The Fund or the Investment Fund bears the risk of the loss of its principal investment and periodic payments expected to be received for the duration of its investment in the structured notes. In addition, a highly liquid secondary market may not exist for the structured notes, and there can be no assurance that one will develop. The lack of a highly liquid secondary market may make it difficult for the Fund or an Investment Fund to sell the commodity, currency, equity and fixed income linked structured notes it holds at an acceptable price or accurately value them. Structured notes are synthetic instruments and the Fund and Investment Funds have no claim on the underlying reference asset.

Registered Investment Company Securities. Registered investment company securities are securities of open-end and closed-end registered investment companies, including exchange-traded funds. The Fund may invest in registered investment company securities as may be permitted by (i) the 1940 Act; (ii) the rules and regulations promulgated by the SEC under the 1940 Act; or (iii) an exemption or other relief applicable to the Fund from provisions of the 1940 Act. The 1940 Act generally prohibits a registered investment company from acquiring more than 3% of the outstanding voting shares of a registered investment company and limits such investments to no more than 5% of a portfolio’s total assets in any one registered investment company, and no more than 10% in any combination of registered investment companies. To the extent the Fund invests a portion of its assets in registered investment company securities, those assets will be subject to the risks of the purchased registered investment company’s portfolio securities, and a Shareholder will bear not only his proportionate share of the expenses of the Fund, but also, indirectly the expenses of the purchased registered investment company.

To the extent permitted by applicable law, the Fund may invest some or all of its short term cash investments in one or more affiliated money market funds. In connection with any such investments, the Fund, to the extent permitted by the 1940 Act, will pay its share of all expenses (other than advisory and administrative fees) of a money market fund in which it invests, which may result in the Fund bearing some additional expenses.

Exchange-Traded Funds (“ETFs”). The Fund may invest in shares of various ETFs, including exchange-traded index and bond funds. Exchange-traded index funds seek to track the performance of various securities indices. Shares of ETFs have many of the same risks as direct investments in common stocks or bonds. In addition, their market value is expected to rise and fall as the value of the underlying index or bond rises and falls. The market value of an ETF’s shares may differ from its net asset value. As a shareholder in an ETF (as with other investment companies), the Fund would bear its ratable share of that entity’s expenses. At the same time, Shareholders would continue to pay Fund investment management fees and other expenses. As a result, Shareholders, in effect, will be absorbing duplicate levels of fees with respect to investments in ETFs.

Lending Portfolio Securities. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund. Under the 1940 Act, loans of portfolio securities held directly by the Fund may not exceed 33-1/3% of the value of the Fund’s total assets (including all assets received as collateral for the loans).

When-Issued and Forward Commitment Securities. Investment Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Fund or by a Separately Managed Account, will be subject to the Fund’s limitation on indebtedness unless, at the time the transaction is entered into, the Fund has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Fund may incur a loss.

Restricted and Illiquid Investments. Although the Investment Manager and Sub-Advisor anticipate that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid, including “side pocket” investments. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. “Side pockets” may be created by an Investment Fund in order to accommodate illiquid investments prior to the time when they are either sold or become readily marketable. If a side pocket is created, an allocable portion of the interests held by investors in the Investment Fund typically will be converted at net asset value to a separate class of interest in the Investment Fund corresponding to the underlying investment in the side pocket. New investors in the Investment Fund generally will not receive any interest issued in connection with pre-existing side pocket investments.

Side pocket investments will generally be carried on the books of the Investment Funds (and consequently on the books of the Fund) at fair value (which may be cost) as determined by the Portfolio Managers. There is no guarantee that fair value will represent the value that will be realized by an Investment Fund on the eventual disposition of the side pocket investment or that would, in fact, be realized upon its immediate disposition. If an investor, such as the Fund, were to redeem its interest in an Investment Fund that makes side pocket investments, the Fund would typically remain exposed to the risk of loss on its indirect interest in any side pocket until such investments were realized or deemed realized. Management fees, performance fees and other expenses of the Investment Fund would typically continue to accrue until the side pocket investment is realized or deemed realized. If the proceeds from the disposition of a side pocket investment were insufficient to cover any accrued expenses, such accrued expenses might be borne disproportionately by other investors in such Investment Fund, including the Fund. Upon complete redemption or withdrawal from an Investment Fund, distribution of amounts attributable to side pockets may be postponed pending the realization of such investment or the date when they become readily marketable. Upon realization, the interest of investors attributable to such side pocket will generally be redeemed by the Investment Fund at the current fair market value, and the proceeds generally will either be applied to purchase a corresponding non-side pocket interest in the Investment Fund at net asset value or paid out to such investors in cash (or, in certain circumstances, in kind).

When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time it may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when it decided to sell. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

The Fund’s interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund’s ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, assess fees for withdrawals or limit liquidity with respect to the Fund’s interest in side pocket investments. In addition, an Investment Fund may enter into separately negotiated arrangements (“side letters”) with certain investors, pursuant to which the Investment Fund may grant such investors the right to liquidate some or all of their interests with fewer restrictions than those applicable to other investors. While the Fund will attempt to obtain the most favorable terms available for its investment in an Investment Fund, there can be no assurance that the Fund will be able to obtain terms which are equal to an Investment Fund’s other investors. If the Fund is not able to obtain similar terms with respect to its investments in an Investment Fund, the Fund may be less able to liquidate its interest in such Investment Fund than other Investment Fund investors who have obtained such terms, and the Fund may thus be disadvantaged relative to such other investors as a result. The lack of liquidity of these Investment Funds’ interests may adversely affect the Fund were the Fund to have to sell or redeem interests at an inopportune time.

Counterparty Credit Risk. Many of the markets in which the Fund and the Investment Funds effect their transactions are “over-the-counter” or “interdealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent the Fund or an Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Fund or Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Fund and the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Fund.

Risks of Fund of Hedge Funds Structure

The Investment Funds will not be registered as investment companies under the 1940 Act. The Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Investment Manager and/or Sub-Advisor will receive information from each Investment Fund regarding its investment performance and investment strategy, the Investment Manager or Sub-Advisor may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Investment Manager or Sub-Advisor, which may involve risks under some market conditions that are not anticipated by the Investment Manager or Sub-Advisor. The performance of the Fund depends on the success of the Investment Manager and/or Sub-Advisor in selecting Investment Funds for investment by the Fund and the allocation and reallocation of Fund assets among those Investment Funds. Past results of Portfolio Managers selected by the Investment Manager and/or Sub-Advisor are not necessarily indicative of future performance. No assurance can be made that profits will be achieved or that substantial losses will not be incurred.

Each Portfolio Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Fund generally. As a result, a Portfolio Manager with positive performance may receive compensation from the Fund, as an investor in an underlying Investment Fund, and indirectly from its Shareholders, even if the Fund’s overall returns are negative. Investment decisions of the Investment Funds are made by the Portfolio Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Fund. Transactions of this sort could result in the Fund’s directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Fund may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Fund from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

Investment Funds may permit or require that redemptions of interests be made in-kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. This would be especially likely in times of general market turmoil and/or times in which the market for certain types of securities held by such Investment Fund is disrupted. In such a case, the Investment Manager or Sub-Advisor would seek to cause the Fund to dispose of these securities in a manner that is in the best interests of the Fund, but there can be no assurance that the Investment Manager or Sub-Advisor will be able to do so in a timely or efficient manner. See “Types of Investments and Related Risks – Investment Related Risks – Restricted and Illiquid Investments.”

The Fund may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Investment Manager or Sub-Advisor to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

Other risks that the Investment Manager and Sub-Advisor believe are associated with the Fund’s fund of hedge funds investment approach include:

Valuation. As the Investment Manager, Sub-Advisor and the Board of Trustees anticipate that market prices will not be readily available for most Investment Funds in which the Fund invests, the Fund’s valuation procedures provide that the fair value of the Fund’s investments in Investment Funds ordinarily will be the value determined for each Investment Fund in accordance with the Investment Fund’s valuation policies and provided to the Fund by the Investment Fund’s Portfolio Manager or administrator. Although the Investment Manager and/or Sub-Advisor will review the valuation procedures used by the Portfolio Managers, the Investment Manager, Sub-Advisor and the Board of Trustees will have little or no means of independently verifying valuations of the Investment Funds provided to the Fund. In calculating its net asset value, although the Fund will review other relevant factors, the Fund will rely significantly on values of Investment Funds that are reported by the Investment Funds themselves. The Fund does not have information about the securities in which the Investment Funds invest or their valuation. See “Net Asset Valuation.”

Securities Believed to Be Undervalued or Incorrectly Valued. Securities that a Portfolio Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Portfolio Manager anticipates.

Dilution. If a Portfolio Manager limits the amount of capital that may be contributed to an Investment Fund by the Fund, additional sales of Shares of the Fund will dilute the participation of existing Shareholders in the returns to the Fund from the Investment Fund.

Fees and Expenses of Investment Funds. By investing in the Investment Funds indirectly through the Fund, an investor bears a portion of the Management Fee, the Administration Fee and other expenses of the Fund, and also indirectly bears a portion of the asset-based fees, performance allocations and other expenses borne by the Fund as an investor in the Investment Funds. An investor in the Fund meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Investment Funds.

Turnover. The Fund’s activities involve investment in the Investment Funds, which may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Fund will have no control over this turnover. As a result of this turnover, it is anticipated that the Fund’s income and gains, if any, will be primarily derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Fund from an Investment Fund could involve expenses to the Fund under the terms of the Fund’s investment.

Inability to Invest in Investment Funds. In the event that the Fund is able to make investments in Investment Funds only at certain times, the Fund may invest any portion of its assets that is not invested in Investment Funds, in money market securities, or other liquid assets pending investment in Investment Funds. During the time that the Fund’s assets are not invested in Investment Funds, that portion of the Fund’s assets will not be used to pursue the Fund’s investment objective.

Indemnification of Investment Funds. The Fund may agree to indemnify certain of the Investment Funds and Portfolio Managers of Investment Funds from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Shares. The Portfolio Managers of the Investment Funds often have broad indemnification rights and limitations on liability.

Indirect Investment in Investment Funds. Any transaction by which the Fund indirectly gains exposure to an Investment Fund by the purchase of a swap or other contract is subject to special risks. The Fund’s use of such instruments can result in volatility, and each type of instrument is subject to special risks. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund’s investment. There can be no assurance that the Fund’s indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Fund’s value may decrease as a result of such indirect investment. See “Types of Investments and Related Risks – Derivatives” and “– Swap Agreements.”

Investments in Non-Voting Securities. Investment Funds may, consistent with applicable law, elect not to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager and/or Sub-Advisor to monitor whether holdings of the Investment Funds cause the Fund to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Fund may need to hold its interest in an Investment Fund in non-voting form. Additionally, for regulatory reasons, the Fund may need to limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. To limit its voting interest in certain Investment Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interest in an Investment Fund. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. Other investment funds or accounts managed by the Investment Manager and/or Sub-Advisor may also waive their voting rights in a particular Investment Fund. These voting waiver arrangements may increase the ability of the Fund to invest in certain Investment Funds. However, to the extent the Fund holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Fund in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Shareholders.

Control over Portfolio Managers. The Investment Manager and/or Sub-Advisor will invest in Investment Funds that the Investment Manager and/or Sub-Advisor believe will generally, and in the aggregate, be managed consistent with the Fund’s investment objective and strategy. The Investment Manager and Sub-Advisor do not control the Portfolio Managers of these Investment Funds, however, and there can be no assurances that a Portfolio Manager will manage its Investment Funds in a manner consistent with the Fund’s investment objective and strategy.

OTHER RISKS

Investing in the Fund will involve risks other than those associated with investments made by Investment Funds including those described below:

Performance and Incentive Arrangements. Each Portfolio Manager may receive a performance or incentive allocation generally equal to 10% to 30% of net profits of the Investment Fund that it manages. These incentives may create an incentive for the Portfolio Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment Funds sponsored, managed or advised by the Investment Manager and its affiliates, including the Sub-Advisor, may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

Control Positions. Investment Funds may take control positions in a portfolio company. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information. From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

Recourse to the Fund’s Assets. The Fund’s assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability. Unless stated otherwise in the Fund’s organizational documents, no Shareholder is obligated personally for a liability of the Fund.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects. The Fund may repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:

•

the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•

ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•

continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Investment Manager or any of their affiliates, including the Sub-Advisor, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•

the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•	the Fund determines that the repurchase of the Shares would be in the best interests of the Fund.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

Limitations on Transfer and Liquidity Risks. No Shareholder will be permitted to transfer its Shares without the consent of the Fund. The transferability of Shares will be subject to certain restrictions contained in the Declaration of Trust and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Shares, and the Fund contemplates that one will not develop. Although the Investment Manager expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders of up to 25% of the Fund’s net assets quarterly, effective as of the last day of March, June, September and December, no assurances can be given that the Fund will do so. In connection with any repurchase, to the extent Shareholders tender Shares representing, in the aggregate, a percentage of Fund assets that is greater than the percentage set out in the offer, the portion of their Shares repurchased from each such Shareholder will be pro-rated downward. Further, a Repurchase Fee will be charged for repurchases of Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of its Shares, which may act as a disincentive to a Shareholder seeking to have its Shares repurchased on a short-term basis and will reduce as to that investor the return of any investment in the Fund repurchased within one year. For these reasons, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

Repurchase Risks. With respect to any future repurchase offer, Shareholders tendering Shares for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Due Date”). The Notice Due Date generally will be the 25th calendar day of the second month prior to the month in which the date that the Shares are to be repurchased by the Fund (the “Repurchase Date”) falls. Shareholders that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until after the election to tender has been made. It is possible that during the time period between the Notice Due Date and the Repurchase Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Shares in the Fund. See “Redemptions, Repurchases and Transfers of Shares.”

Potential Significant Effect of the Performance of a Limited Number of Investments. The Investment Manager and Sub-Advisor expect that the Fund will participate in multiple investments. The Fund may, however, make investments in a limited number of Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect on the performance of the Fund.

Tax Risks Relating to Status as a RIC. Special tax risks are associated with an investment in the Fund. The Fund has elected to, and intends to meet the requirements necessary to, qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source of income and annual distribution requirements. Each of these ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from the Investment Funds in which the Fund is invested.

If before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification requirement, the Fund may seek to take certain actions to avert such a failure. The Fund may try to acquire additional interests in Investment Funds to bring itself into compliance with the asset diversification test. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because the Fund may redeem its interest in an Investment Fund only at certain times specified by the governing documents of each respective Investment Fund. While relevant provisions also afford the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to effect a redemption from an Investment Fund referred to above may limit utilization of this cure period.

If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be treated as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions.

The Fund will annually make distributions of substantially all of its net investment income and net capital gains to Shareholders. These distributions will generally be taxable as ordinary income or capital gains but Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. The Fund will inform Shareholders of the amount and character of its distributions. See “Tax Aspects” below for more information. If the Fund distributes less than an amount equal to the sum of 98% of its ordinary income and 98.2% of its capital gain net income, plus any such amounts that were not distributed in previous tax years, then the Fund will be subject to a nondeductible 4% excise tax with respect to the Fund’s nondistributed amounts.

Tax Risks Relating to Fund Investments. The Fund invests in Investment Funds located outside the U.S. Such Investment Funds may be subject to withholding tax on their investments in such jurisdictions. Any such withholding tax would reduce the return on the Fund’s investment in such Investment Funds and thus on the Shareholders’ investment in the Fund. See “Tax Aspects.”

Legal and Regulatory Risks. Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. The Dodd-Frank Act requires additional regulation of hedge fund managers, including requirements for such managers to register as investment advisers under the Advisers Act, and to disclose various information to regulators about the positions, counterparties and other exposures of the hedge funds managed by such managers. The implementation of the Dodd-Frank Act will occur based on the adoption of various regulations and reports to be prepared by various agencies over a period of time. It is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on Investment Funds and/or Investment Managers and, in turn, the Fund, the markets or instruments in which Investment Funds invest or the counterparties with whom Investment Funds conduct business. The effect of the Dodd-Frank Act or other regulatory change on the Fund and/or Investment Funds, while impossible to predict, could be substantial and adverse. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of Investment Funds that utilize short selling. See “Types of Investments and Related Risks – Investment Related Risks – Short Sales.” Certain tax risks associated with an investment in the Fund are discussed in “Tax Aspects.”

The Investment Manager, on behalf of the Fund, has claimed a temporary exemption from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”). Therefore, neither the Fund nor the Investment Manager (with respect to the Fund) is currently subject to registration or regulation as a commodity pool or CPO under the CEA. When the temporary exemption expires, to the extent the Fund is not otherwise eligible to claim an exclusion from regulation by the CFTC, the Fund will operate subject to CFTC regulation. If the Investment Manager and the Fund become subject to CFTC regulation, as well as related National Futures Association rules, the Fund may incur additional compliance and other expenses.

Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Fund has become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to the Fund and its shareholders; and compromises or failures to systems, networks, devices and applications relating to the operations of the Fund and its service providers. Cyber security risks may result in financial losses to the Fund and its shareholders; the inability of the Fund to transact business with its shareholders; delays or mistakes in the calculation of the Fund’s NAV or other materials provided to shareholders; the inability to process transactions with shareholders or other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. The Fund’s service providers (including, but not limited to, its investment adviser, any sub-advisers, administrator, transfer agent, and custodian or their agents), Investment Funds, Portfolio Managers, financial intermediaries, companies in which the Fund invests and parties with which the Fund engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to the Fund or its shareholders. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Fund does not directly control the cyber security defenses or plans of its service providers, Investment Funds, Portfolio Managers, financial intermediaries and companies in which it invests or with which it does business.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Confidential Private Placement Memorandum and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Confidential Private Placement Memorandum.

INVESTMENT POLICIES AND RESTRICTIONS

The investment objective of the Fund is fundamental and may not be changed without the vote of a majority of the Fund’s outstanding voting securities. The Fund has also adopted certain fundamental investment restrictions, which also cannot be changed without the vote of a majority of the Fund’s outstanding voting securities. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at a duly called annual or a special meeting of the security holders of the investment company, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the investment company are present or represented by proxy, or of more than 50% of the outstanding voting securities of the investment company, whichever is less. The Fund’s fundamental investment restrictions are as follows:

(1) The Fund will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, (b) the Fund may borrow money from banks for cash management purposes, other temporary purposes or in connection with repurchases of, or tenders for, Shares, and (c) the Fund may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

(2) The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

(3) The Fund will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(4) The Fund will not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the Fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments including derivatives related to physical commodities or investments in exchange traded funds, investment companies, and pooled investment vehicles that invest in commodities or commodity futures including those structured as grantor trusts.

(5) The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

(6) The Fund will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, the Fund’s investments in Investment Funds are not deemed to be investments in a single industry).

For purposes of the investment limitations under the 1940 Act and any of the Fund’s investment restrictions that are applicable, the Fund will “look through” to the underlying investments of any Investment Funds it creates specifically to facilitate management of the Fund’s assets by any Portfolio Managers selected by the Investment Manager to directly manage Fund assets (such Portfolio Managers referred to as “Direct Portfolio Managers” and such Investment Funds referred to as “Separately Managed Accounts”). The majority of Investment Funds in which the Fund invests are not anticipated to be Separately Managed Accounts and, therefore, the Fund will not “look through” to the investments and transactions of such Investment Funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction (other than with respect to fundamental investment restriction (1) above), a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated in this Confidential Private Placement Memorandum, will not constitute a deviation from the restriction or policy.

The Investment Manager will not cause the Fund to make loans to or receive loans from the Investment Manager or its affiliates, including the Sub-Advisor, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Fund and the Investment Funds in which the Fund invests may effect brokerage transactions through affiliates of the Investment Manager, including the Sub-Advisor, subject to compliance with the 1940 Act and other applicable laws.

The Fund’s portfolio turnover rate for the last fiscal year appears in Appendix A under the heading “Portfolio Turnover Rate”.

CREDIT AGREEMENT

As of the date of this Confidential Private Placement Memorandum, the Fund has a credit agreement in place with Credit Suisse International which allows the Fund to borrow money in an amount up to $60 million. The Fund does not currently intend to borrow money under the credit agreement for investment purposes. Rather, the credit agreement is in place for cash management purposes, to fund purchases of interests in Investment Funds pending the receipt of redemption proceeds from other Investment Funds, to fund the repurchase of Interests or for other temporary purposes. Interest, which is calculated on any outstanding balance, is payable on a monthly basis at a rate of 3 month LIBOR + 175 basis points. The Fund also pays a monthly fee on the unused amount of the line of credit of 75 basis points. The Fund has pledged certain of its assets to secure borrowings under the credit agreement. The credit agreement contains customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of Credit Suisse International against liabilities it may incur in connection with the credit agreement. The credit agreement also contains customary covenants that, among other things, limit the Fund’s ability to incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, require asset coverage ratios and have the effect of limiting the Fund’s ability to pay distributions in certain circumstances.

MANAGEMENT OF THE FUND

Board of Trustees and Officers

The Fund’s Board of Trustees has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operation and has approved the Fund’s investment program. Trustees will not contribute to the capital of the Fund in their capacity as Trustees, but may purchase Shares as Shareholders, subject to the eligibility requirements described in this Confidential Private Placement Memorandum.

The Fund’s executive officers generally are employees of the Investment Manager, the Administrator or one of their affiliates. The officers conduct and supervise the business operations of the Fund. The officers hold office until a successor has been elected and duly qualified.

For details regarding the members of the Fund’s Board of Trustees, qualifications of Trustees, Board leadership structure and oversight, standing Committees of the Board, Trustee compensation, and the officers of the Fund, see “Appendix A – Additional Disclosure.”

THE INVESTMENT MANAGER AND SUB-ADVISOR

J.P. Morgan Investment Management Inc. is the Investment Manager of the Fund. J.P. Morgan Private Investments Inc. is the Sub-Advisor of the Fund. Both the Investment Manager and the Sub-Advisor are affiliates of JPMorgan Chase.

The Investment Manager will be responsible for the day-to-day management of the Fund and determines the Fund’s overall investment strategies. The Investment Manager has in turn delegated substantially all investment authority and the allocation of the Fund’s assets among the Investment Funds and other instruments to the Sub-Advisor. The Sub-Advisor, in selecting investments on behalf of the Fund, leverages the expertise of J.P. Morgan Private Bank’s due diligence team, which is made up of an experienced team of professionals that source hedge funds and monitor managers across major hedge fund strategies.

As part of JPMorgan Chase, the Investment Manager and Sub-Advisor have access to a considerable number of committed professionals with financial, economic and investment expertise who are responsible for JPMorgan Chase’s global asset management activities.

The Fund’s portfolio managers are Lenore Petteruti and Georgiy Zhikharev. The portfolio managers determine the asset allocation for the Fund among Portfolio Managers, Investment Funds and other investments. Ms. Petteruti is a Managing Director and Head Portfolio Manager for the Global Access hedge fund portfolios. She also serves as Head of Alternatives for the Global Access Portfolios where she oversees hedge fund and private equity investments across multiple portfolios. Ms. Petteruti joined J.P. Morgan in 2013. Prior to joining J.P. Morgan Private Bank, Ms. Petteruti was the Chief Portfolio Strategist at CQS LLC, a hedge fund manager specializing in structured credit and global credit. At CQS, Ms. Petteruti served as a Product Specialist across all CQS Portfolios and was involved in constructing customized portfolio solutions for institutional clients. Before CQS, Ms. Petteruti was the Chief Risk Officer at Corbin Capital Partners, LLC, a fund of hedge funds manager. She also served as the Chief Investment Officer of Mezzacappa Management LLC, a family office and fund of hedge funds. She began her career at J.P. Morgan Chase as a Credit Officer, originating bank loans for non-investment grade companies. Ms. Petteruti received a Bachelor of Arts in International Relations and Economics from Brown University. Ms. Petteruti has been a portfolio manager of the Fund since 2014. Mr. Zhikharev is a Managing Director and U.S. Head of Portfolio Construction at J.P. Morgan Private Bank in New York and is a member of the J.P. Morgan Private Bank’s Global Investment Committee, Hedge Fund Advisory Council and Private Equity Advisory Council. Mr. Zhikharev has been with J.P. Morgan for 12 years. Prior to his current role, he was the Global Head of Quantitative Research and Analytics for the Global Markets Strategy Team, spent five years as the Portfolio Manager for the Global Access Hedge Fund Portfolios and the Risk Officer for the Global Access Team overseeing quantitative risk analytics and research, and evaluating the risk impact of portfolio trades. Previously, he helped develop the non-discretionary risk management unit of the Private Bank. He holds a master’s degree in Business Administration with a concentration in Finance from DePaul University in Chicago. He also holds a Ph.D.-equivalent degree in Economics from the Kazan State University, Russia. Additionally, Mr. Zhikharev holds a Financial Risk Manager (FRM) designation from the Global Association of Risk Professionals. Mr. Zhikharev has been a portfolio manager of the Fund since 2014.

INVESTMENT MANAGEMENT AGREEMENT AND SUB-ADVISORY AGREEMENT

The Fund has entered into an Investment Management Agreement with the Investment Manager, under which the Investment Manager will be responsible for the day-to-day management of the Fund. The Investment Manager has in turn entered into a Sub-Advisory Agreement under which it had delegated substantially all investment authority and the allocation of the Fund’s assets among the Investment Funds and other instruments to the Sub-Advisor, subject to the policies of the Fund and the oversight of the Board of Trustees.

In consideration of the advisory services provided by the Investment Manager to the Fund, the Fund pays the Investment Manager a Management Fee of 1.25% per year, payable monthly at the rate of 1/12 of 1.25% of the Fund’s month end net asset value, before giving effect to repurchases or Repurchase Fees (if any), but after giving effect to the Fund’s other expenses. The Management Fee is an expense paid out of the Fund’s assets. The Management Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. In consideration of sub-advisory services provided by the Sub-Advisor, the Sub-Advisor is entitled to receive a portion of the Management Fee paid by the Fund to the Investment Manager (net of any fee waiver and expense reimbursement arrangements).

The Investment Management Agreement, effective as of the Effective Date, had an initial two-year term and provides that it will continue in effect from year to year if the continuance is approved at least annually by a majority vote of the Board of Trustees or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Independent Trustees. The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice to the Investment Manager.

The Sub-Advisory Agreement, effective as of the Effective Date, had an initial two year term. Like the Investment Management Agreement, the Sub-Advisory Agreement will continue in effect after the initial term from year to year if the continuance is approved at least annually by a majority vote of the Board of Trustees or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Fund, so long as in either case, the continuance is also approved by a majority of the Fund’s Independent Trustees. The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Investment Manager or the Sub-Advisor on 60 days’ written notice.

A discussion regarding the basis for the Board of Trustees approving the Investment Management Agreement and the Sub-Advisory Agreement will be available in the Fund’s semi-annual report to Shareholders.

Under the Investment Management Agreement, the Fund indemnifies and holds harmless the Investment Manager from and against any loss or expense suffered or sustained by it or its affiliates by reason of the fact that it is or was the Investment Manager to the Fund, including, without limitation, any judgment, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense does not result from the Investment Manager’s gross negligence, willful misfeasance or bad faith, and in the case of criminal proceedings, the Investment Manager had no reasonable cause to believe its action was unlawful. Under the Sub-Advisory Agreement, the Investment Manager indemnifies and holds harmless the Sub-Advisor from and against any loss or expense suffered or sustained by it or its affiliates by reason of the fact that it is or was the Sub-Advisor to the Fund, including, without limitation, any judgment, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense does not result from the Sub-Advisor’s gross negligence, willful misfeasance or bad faith, and in the case of criminal proceedings, the Sub-Advisor had no reasonable cause to believe its action was unlawful.

For information on fees paid by the Fund to the Investment Manager in the last three fiscal years, see Appendix A under the heading “Management Fee.”

ADMINISTRATOR AND SUB-ADMINISTRATOR

The Fund has retained the Administrator, JPMorgan Funds Management Inc., whose principal business address is 460 Polaris Parkway, Westerville, Ohio 43082 to provide certain administrative and investor services to the Fund. The Administrator has, in turn, contracted with BNY Mellon Investment Servicing (U.S.) Inc. (the “Sub-Administrator”) to provide sub-administration services. Under the terms of an administration agreement entered into between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through the Sub-Administrator, for, among other things: (1) maintaining a list of Shareholders and generally performing all actions related to the issuance, repurchase and transfer of Shares, if any; (2) accepting payment for Shares; (3) preparing for review the annual financial statements of the Fund, as well as quarterly reports regarding the Fund’s performance and net asset value; and (4) performing additional services, as agreed upon, necessary in connection with the administration of the Fund. The Administrator and/or Sub-Administrator may retain third parties, including its affiliates or those of the Investment Manager, to perform some or all of these services.

The Administrator will be paid a monthly Administration Fee calculated at the annual rate of 0.15% of the month-end net assets of the Fund, before giving effect to repurchases or Repurchase Fees, but after giving effect to the Fund’s other expenses. The Administration Fee is paid out of the Fund’s assets. The Administration Fee is paid monthly in arrears within 30 days of the calculation of the Fund’s net asset value for each month. The Administration Fee may be renegotiated from time to time between the parties. The Fund shall reimburse the Administrator for its reasonable out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Trustee meetings. The Administration Agreement may be terminated at any time by either of the parties upon not less than 90 days’ written notice. The Administrator pays a portion of the Administration Fee it receives from the Fund to the Sub-Administrator for the provision of its sub-administrative services.

For information on the details of the administrative fees paid by the Fund in the last three fiscal years, see Appendix A under the heading “Administrative Fee.”

ESCROW AGENT

BNY Mellon Investment Servicing (U.S.) Inc. will be retained to serve as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Shares may be purchased and monies may be transmitted to the Fund. Fees payable to the Escrow Agent will be paid by the Fund.

FUND ACCOUNTING AND INVESTOR SERVICES

BNY Mellon will be retained to provide fund accounting and investor services which, among other thing, include: (1) computing and disseminating the net asset value of the Fund, (2) maintaining the register of Shareholders of the Fund and entering on such register all issues, transfers and repurchases of Shares in the Fund and (3) performing other accounting and investor-related services as agreed upon and deemed necessary. BNY Mellon will be paid (1) an annual fee, payable monthly, for administration and accounting services ranging from 0.070% to 0.040% of the Fund’s average net assets, with a minimum monthly fee of $9,750; and (2) an annual fee for Shareholder services of $150 per Shareholder, with a minimum monthly fee of $1000. The Fund accounting and investor services fee may be renegotiated from time to time between the parties. The Fund Accounting and Investor Services Agreement may be terminated at any time by either of the parties upon not less than 60 days’ written notice.

CUSTODIAN

The Bank of New York Mellon serves as the Custodian of the assets of the Fund, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Trustees. Assets of the Fund are not commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account. The Custodian’s principal business address is One Wall Street, New York, New York, 10286. The Custodian is paid the following fees with respect to the services it provides to the Fund: (1) a monthly fee ranging from 0.010% to 0.020% of the Fund’s beginning of the month’s gross assets; (2) a minimum fee for Fund services of $2,083 per month; and (3) a transaction services fee of $15 per transaction (the fees in (1) through (3), collectively, the “Custodian Fee”). The Custodian will also be reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund. The Custodian Fee may be renegotiated from time to time between the parties.

FUND EXPENSES

Expenses of the Investment Manager

The Investment Manager will bear all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Managers, as well as its other ordinary operating expenses. The Investment Manager may also provide, or arrange at its expense, for certain management and administrative services to be provided to the Fund. Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials relating to the Investment Manager with state and U.S. federal regulators; and reviewing and arranging for payment of the Fund’s expenses.

Expenses of the Fund

The Fund will pay or assume all ordinary operating expenses of the Fund, other than the expenses assumed by the Investment Manager described above. Expenses to be borne by the Fund include, without limitation:

•	organizational costs;

•	SEC fees and state Blue Sky qualification fees;

•	industry association fees;

•	costs of independent pricing services;

•

all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Portfolio Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Investment Funds or Separately Managed Accounts (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, third-party research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys (including JPMorgan Chase internal legal counsel) and experts for advice relating to the Fund) and, if applicable in the event the Fund invests through a Separately Managed Account (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•	all costs and expenses associated with the establishment of Separately Managed Accounts (whether or not consummated);

•	any non-investment related interest expense;

•

attorneys’ fees and disbursements associated with preparing and updating the Registration Statement, including this Confidential Private Placement Memorandum, agreements between the Fund and its service providers, subscription documents and other Fund-related documents, and with qualifying prospective investors;

•

expenses, including attorneys’ fees and disbursements, relating to litigation or proceedings or examinations brought in state or federal courts, including, but not limited to, those by the Internal Revenue Service or other governmental bodies or self-regulatory organizations;

•	fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund;

•	the Administration Fee and out-of-pocket expenses reimbursed to the Administrator, Custodian, transfer and dividend disbursing agents;

•	escrow and other recordkeeping fees and expenses;

•	the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond;

•	the fees of the Independent Trustees and out-of-pocket expenses of all Trustees in attending meetings of the Board of Trustees and committees of the Board;

•	the Management Fee;

•	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Shareholders;

•	costs of preparing and printing copies of the Confidential Private Placement Memorandum for regulatory purposes and for distribution to existing Shareholders;

•	all expenses relating to meetings of the Shareholders, including travel and other out-of-pocket expenses of all Trustees;

•	all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Investment Manager and any custodian or other agent engaged by the Fund;

•	fees paid and out-of-pocket expenses reimbursed for fund accounting and investor services; and

•	any extraordinary expenses, including indemnification expenses as provided for in the Declaration of Trust.

Subject to the Expense Limitation Agreement, the Investment Manager will be repaid by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

The Fund, the Investment Manager and the Sub-Advisor have entered into an Expense Limitation Agreement dated October 22, 2013, under which the Investment Manager and the Sub-Advisor have agreed to waive their fees and, if necessary, reimburse expenses in respect of the Fund during the Waiver Period. The Expense Limitation Agreement provides that the Investment Manager and the Sub-Advisor will waive their fees and/or reimburse the Fund during the Waiver Period so that the total operating expenses of the Fund in respect of such period (excluding acquired fund fees and expenses, dividend expenses on securities sold short, interest, brokerage commissions, taxes, expenses related to litigation and potential litigation, extraordinary expenses not incurred in the ordinary course of the Fund’s business and expenses related to the Board’s deferred compensation plan) will not exceed 2.0% on an annualized basis of the Fund’s net assets as of the end of each month. After the expiration of the Waiver Period, the Fund, the Investment Manager and the Sub-Advisor will determine whether or not to renew or revise the Expense Limitation Agreement.

Investment Funds will bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers generally will assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund itself and are not subject to the Expense Limitation Agreement between the Fund and the Investment Manager. As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Portfolio Managers.

NET ASSET VALUATION

The Fund will compute its net asset value as of the close of the Fund’s business on the last day of each month, generally by the last day of the following month or the next business day thereafter. This information will be available to Shareholders upon request. In determining its net asset value, the Fund will value its investments as of such month-end. The net asset value of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The Board of Trustees has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment Fund’s valuation policies. As a general matter, the fair value of the Fund’s interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment

Fund, as well as any other relevant information available at the time the Fund values its portfolio. Using the nomenclature of the hedge fund industry, any values reported to the Fund as “estimated” or “final” values should reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

Prior to investing in any Investment Fund, the Investment Manager and/or Sub-Advisor will conduct a due diligence review consisting of research and background checks on each Investment Fund and review of previous audit reports and back office infrastructure. Additionally, the Investment Manager and Sub-Advisor will conduct a review of the valuation methodology utilized by the Investment Fund, including (1) Review of accounting policies and procedures conformity with United States GAAP such as income/expense recognition and accruals, among others; (2) Pricing of the securities portfolio is consistent with policies outlined in the confidential private placement memorandums and utilizes principles of fair value that the Investment Manager and/or Sub-Advisor reasonably believe to be consistent with those used by the Fund for valuing its own investments and (3) Gross vs. Net; Net is after the deduction of the applicable management/accrued performance fees (if any) and ultimately used as the basis of investment valuation. On an ongoing basis, the Investment Manager and/or Sub-Advisor will seek to assess the accuracy of each Investment Fund’s reported valuations using various means, including discussing generally monthly, but at least quarterly, the performance of the Investment Fund with the Investment Fund’s Portfolio Manager, reviewing the Investment Fund’s audited financial statements for any qualifications to the audit opinion or other material items, and taking into account any other reasonably available information that the Investment Manager deems relevant. Although the procedures approved by the Board of Trustees provide that the Investment Manager and/or Sub-Advisor will review the valuations provided by the Portfolio Managers or administrators to the Investment Funds, neither the Investment Manager, Sub-Advisor nor the Board will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers or administrators (which are unaudited). Accordingly, the valuations of the Investment Manager and/or Sub-Advisor generally will be relied upon by the Fund, even though a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager’s compensation.

The Fund’s valuation procedures require the Investment Manager and/or Sub-Advisor to consider all relevant information available at the time the Fund fair values its portfolio. The Investment Manager, Sub-Advisor and/or the Board of Trustees will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Manager or administrator of an Investment Fund does not represent the fair value of the Fund’s investment in the Investment Fund. Although redemptions of interests in Investment Funds are generally subject to advance notice requirements, Investment Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemptions, or when there have been no recent subscriptions for or redemptions of Investment Fund interests, the Fund may determine that it is appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board of Trustees.

The procedures approved by the Board of Trustees provide that, when deemed appropriate by the Investment Manager and/or Sub-Advisor and so long as it is consistent with the 1940 Act, investments in the Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of subscriptions by or redemptions from third parties of interests of Investment Funds at prices materially different from cost or in other circumstances in which cost may not approximate fair value (which could include situations in which there are no subscriptions by or redemptions from third parties). In such a situation, the Fund’s investment will be valued in a manner that the Investment Manager and/or Sub-Advisor, in accordance with procedures approved by the Board of Trustees, determine in good faith best reflects approximate market value. The Audit and Valuation Committee of the Board of Trustees (the “Valuation Committee”), will be responsible for ensuring that the valuation policies utilized by the Investment Manager are fair to the Fund and consistent with applicable regulatory guidelines.

The valuations reported by the Portfolio Managers or administrators of the Investment Funds, upon which the Fund calculates its month-end net asset value and net asset value per Share, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Because such adjustments or revisions, whether they may increase or decrease the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustments or revisions will not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to any such adjustments and received their repurchase proceeds (except to the extent that such Shareholders’ repurchases are subject to a Post-Audit Payment, as defined herein). As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of an Investment Fund adversely affect the Fund’s net asset value, the outstanding Shares will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

If direct Portfolio Managers are engaged to manage a portion of the Fund’s assets, or if the Fund holds any securities other than interests in Investment Funds, the Fund will generally value the portfolio securities of any Separately Managed Accounts and the portfolio securities held by the Fund as follows:

•

U.S. exchange-listed (including NASDAQ-traded) equity securities (other than options) will be valued at their closing sale prices or official prices as reported on the exchange (or secondary exchange, if available) on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. If there is no last sale or there is no bid or ask quotation, the value of the security shall be at the last sale price on the primary exchange up to five business days prior. Non-U.S. securities may be valued using fair value pricing for non-Western Hemisphere Equity Securities held in its portfolio by utilizing the fair value factors of an independent pricing service.

•

Listed options will be valued at their last sale or close price at the close of options trading as reported by the exchange. Structured Notes are priced generally at the bid evaluation received from the counterparty or an independent pricing service. Total Return Swaps will be valued using an approved independent or affiliated pricing service or at a value provided by a counterparty or third-party broker. Rights, warrants, and options received from a recent corporate action without any trading on the markets will be priced at their theoretical value. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Trustees.

•

Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Trustees and the Valuation Committee will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Trustees to represent fair value.

•

If, in the view of the Investment Manager, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Investment Manager may request the Valuation Committee, in accordance with procedures adopted by the Board of Trustees, to value the security at fair value, subject to the oversight of the Valuation Committee.

•

All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using exchange rates provided by a pricing service as of 4:00 p.m., Eastern Standard time. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When an event materially affects the values of securities held by the Fund or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Trustees.

In general, fair value represents a good faith determination of the current value of an asset (or, with regard to a short sale, a liability) and will be used when there is no public market or possibly no market at all for the asset (or, with regard to a short sale, the liability). The fair values of one or more assets (or, with regard to short sales, liabilities) may not be the prices at which those assets (or, with regard to short sales, liabilities) are ultimately sold. The Investment Manager, Sub-Advisor and/or the Board of Trustees periodically may reevaluate the Fund’s fair value procedures to determine, what, if any, adjustments should be made to the fair value methodology.

The Investment Manager, Sub-Advisor or their affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Investment Manager, Sub-Advisor or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets (or, with regard to short sales, liabilities), including assets (or, with regard to short sales, liabilities) carried at different valuations, into consideration.

Expenses of the Fund, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis as of the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net assets if the judgment of the Board of Trustees, the Investment Manager or the Portfolio Managers to an Investment Fund should prove incorrect. Also, Portfolio Managers to the Investment Funds will only provide determinations of the net asset value of Investment Funds on a monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

CONFLICTS OF INTEREST

The Investment Manager, Sub-Advisor, JPMorgan Chase and their affiliates (collectively, for the purposes of this section, “JPMorgan Chase”) and their partners, officers and employees, including those involved in the investment activities and business operations of the Fund, are engaged in business unrelated to the Fund.

The Investment Manager and Sub-Advisor provide investment management services to other clients, including other multi-manager funds and discretionary managed accounts, that follow investment programs substantially similar to that of the Fund. As a result, when a limited investment opportunity would be appropriate for the Fund and also for one or more of its other clients, the Investment Manager and Sub-Advisor will be required to choose among the Fund and such other clients in allocating such opportunity, or to allocate less of such opportunity to the Fund than the Investment Manager or Sub-Advisor would ideally allocate if it did not provide investment management services to other clients. In addition, the Investment Manager and/or Sub-Advisor may determine that an investment opportunity is appropriate for a particular client, or for itself or an affiliate, but not for the Fund. Situations may arise in which other client accounts managed by the Investment Manager and/or Sub-Advisor or its affiliates have made investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund. The Investment Manager and Sub-Advisor attempt to allocate limited investment opportunities among the Fund and their other client accounts in a manner they believe to be reasonable and equitable.

JPMorgan Chase is a major participant in the global currency, equity, commodity, fixed income and other markets in which the Fund directly or indirectly invests. As such, JPMorgan Chase is actively engaged in transactions in the same securities and other instruments in which the Portfolio Managers selected by the Investment Manager and/or Sub-Advisor may invest. Issuers of securities held by a Portfolio Manager may have publicly or privately traded securities in which JPMorgan Chase is an investor. The proprietary activities or portfolio strategies of JPMorgan Chase, or the activities or strategies used for accounts managed by JPMorgan Chase for other customer accounts, could conflict with the transactions and strategies employed by a Portfolio Manager and affect the prices and availability of the securities and instruments in which the Portfolio Manager invests. JPMorgan Chase’s trading activities are carried out without reference to positions held directly or indirectly by the Fund and may have an effect on the value of the positions so held or may result in JPMorgan Chase having an interest in the issuer adverse to that of the Fund. JPMorgan Chase is not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, JPMorgan Chase may compete with the Fund for appropriate investment opportunities.

Subject to the 1940 Act, JPMorgan Chase may create, write or issue derivative instruments with respect to which the counterparty is an Investment Fund or the performance of which is based on the performance of an Investment Fund. JPMorgan Chase may provide brokerage services to Investment Funds in compliance with applicable law. JPMorgan Chase may keep any profits, commissions and fees accruing to it in connection with its activities for itself and other clients, and the fees from the Fund to the Investment Manager or its affiliates will not be reduced thereby.

To the extent permitted by applicable law, affiliates of the Investment Manager and Sub-Advisor from time to time may invest proprietary or client capital with investment advisers, which may also be Portfolio Managers to the Investment Funds, or in one or more of the Investment Funds in which the Fund invests. It is expected that a significant number of the Portfolio Managers will pay fees to such affiliates. Fees paid to these affiliates are based on the client capital invested on their behalf by the affiliate in the Investment Funds. However, no affiliate will receive fees from Portfolio Managers for the Fund’s capital invested in the Investment Funds. In addition, JPMorgan Chase and its affiliates may have other business relationships with such Portfolio Managers.

Subject to the 1940 Act, and any interpretations of that Act, the Investment Manager and/or Sub-Advisor may allocate assets of the Fund to affiliated Portfolio Managers or with which they have a business relationship, but not on terms more favorable to such Portfolio Managers than could be obtained through arm’s-length negotiation. The Investment Manager or its affiliates, including the Sub-Advisor, may enter into placement agent agreements with a Portfolio Manager pursuant to which such Portfolio Manager may compensate the Investment Manager or its affiliates, including the Sub-Advisor, for referring investors (other than the Fund) to the Portfolio Manager.

When the Investment Manager and/or Sub-Advisor deems it appropriate, the Investment Manager and/or Sub-Advisor may cause the Fund to enter into a transaction with another client account, such as the purchase or sale of interests in hedge funds.

The Fund may enter into transactions with JPMorgan Chase to the extent permitted by the 1940 Act and the Advisers Act, and interpretations of those Acts. The Investment Manager or Sub-Advisor will, to the extent required by law, obtain the consent of the Board of Directors prior to entering into such transactions. In that respect, the Fund may buy investments from, and sell investments to, JPMorgan Chase, and JPMorgan Chase may act as the Fund’s counterparty in connection with swaps, options, forward contracts and other derivative instruments. When the Investment Manager and/or Sub-Advisor deems it appropriate, the Investment Manager and/or Sub-Advisor may cause the Fund to enter into a transaction with another client account, such as the purchase or sale of interests in hedge funds.

JPMorgan Chase may effect “agency cross transactions” involving the Fund. In an agency cross transaction, the Investment Manager would cause the Fund to enter into a transaction with respect to which JPMorgan Chase acts as a broker for both the Fund and for the person on the other side of the transaction. JPMorgan Chase may receive commissions from, and have potentially conflicting responsibilities regarding, both parties to such agency cross transactions. To the extent legally required, the Investment Manager and/or Sub-Advisor will not cause the Fund to engage in an agency cross transaction without the prior consent of the Board of Trustees.

Subject to the 1940 Act, the Fund, when the Investment Manager deems it appropriate, may borrow funds from JPMorgan Chase, including to make payments in respect of the repurchase of Interests, at rates comparable to rates available to the Fund from third parties.

A Portfolio Manager that is not affiliated, within the meaning of the 1940 Act, with the Fund, may purchase investments that are issued, or the subject of an underwriting or other distribution, by JPMorgan Chase. Such a Portfolio Manager may invest, directly or indirectly, in the securities of companies affiliated with JPMorgan Chase or in which JPMorgan Chase has an equity or participation interest. The purchase, holding and sale of such investments by a Portfolio Manager may enhance the profitability of JPMorgan Chase’s own investments in such companies.

JPMorgan Chase and its officers, directors, partners, members, or employees, may have banking and investment banking relationships with the issuers of securities that are held by the Investment Funds or by the Fund. They may also own the securities of these issuers. In making investment decisions for the Fund, however, the Investment Manager and/or Sub-Advisor does not obtain or use material inside information acquired by any division, department, or affiliate of JPMorgan Chase in the course of those relationships.

The Investment Manager, its affiliates, including the Sub-Advisor, and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees and affiliates of the Investment Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates. To lessen the possibility that the Fund will be adversely affected by this personal trading, each of the Fund, the Investment Manager and the Sub-Advisor has adopted a code of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102. In addition to the Codes of Ethics, the Fund and the Investment Manager have designated a Chief Compliance Officer pursuant to the requirements of the 1940 Act. The Fund, the Investment Manager and the Sub-Advisor are subject to periodic examination by the SEC for compliance with the 1940 Act and the Advisers Act.

The Investment Manager and its affiliates, including the Sub-Advisor, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules adopted under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, investment managers or managing members. These transactions would be effected in circumstances in which the Investment Manager determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Other present and future activities of the Investment Manager and its affiliates, and their principals, partners, directors, officers or employees, may give rise to additional conflicts of interest.

The Advisers and/or their affiliates (together, “JPMorgan”) perform investment services, including rendering investment advice, to varied clients. The Advisers, JPMorgan and their directors, officers, agents, and/or employees may render similar or differing investment advisory services to clients, including the Funds, and may give advice or exercise investment responsibility and take such other action with respect to any of their other clients that differs from the advice given or the timing or nature of action taken with respect to another client or group of clients, including the Funds. It is the Advisers’ policy, to the extent practicable, to allocate, within their reasonable discretion, investment opportunities among clients, including the Funds, over a period of time on a fair and equitable basis. One or more of the Advisers’ other client accounts may at any time hold, acquire, increase, decrease, dispose, or otherwise deal with positions in the investments in which another client account, including the Funds, may have an interest from time-to-time.

The Advisers, JPMorgan, JPMorgan Chase and any of their directors, partners, officers, agents or employees, may also buy, sell, or trade securities for their own accounts or the proprietary accounts of an Adviser, JPMorgan and/or JPMorgan Chase. The Advisers, JPMorgan and/or JPMorgan Chase, within their discretion, may make different investment decisions and other actions with respect to their own proprietary accounts than those made for client accounts, including the Funds, including the timing or nature of such investment decisions or actions. Further, the Advisers are not required to purchase or sell for any client accounts, including the Funds, securities that they, JPMorgan, JPMorgan Chase and/or any of their employees, principals, or agents may purchase or sell for their own accounts or the proprietary accounts of the Advisers, JPMorgan or JPMorgan chase or their clients.

CONFLICTS OF INTEREST RELATING TO PORTFOLIO MANAGERS

The Investment Manager anticipates that each Portfolio Manager will consider participation by the Fund or an Investment Fund in which the Fund invests in all appropriate investment opportunities that are also under consideration for investment by the Portfolio Manager for investment funds and other accounts managed by the Portfolio Manager other than the Fund (“Portfolio Manager Accounts”), that pursue investment programs similar to that of the Fund. Circumstances may arise, however, under which a Portfolio Manager will cause its Portfolio Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Portfolio Manager will commit assets of the Fund or an Investment Fund. Circumstances may also arise under which a Portfolio Manager will consider participation by its Portfolio Manager Accounts in investment opportunities in which the Portfolio Manager intends not to invest on behalf of the Fund or an Investment Fund, or vice versa.

Situations may occur when the Fund could be disadvantaged by investment activities conducted by the Portfolio Manager for the Portfolio Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Fund, or an Investment Fund in which the Fund and/or Portfolio Manager Accounts participate (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Fund’s or an Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

A Portfolio Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Portfolio Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Portfolio Manager determined it was appropriate for the Investment Fund to purchase and a Portfolio Manager Account to sell, or the Investment Fund to sell and a Portfolio Manager Account to purchase, the same security or instrument on the same day.

Each Portfolio Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Portfolio Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates. Future investment activities of the Portfolio Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

Portfolio Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates, including the Sub-Advisor. In addition, Portfolio Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Investment Manager may provide to one or more Portfolio Manager Accounts or the Fund.

BROKERAGE

Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Manager expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Investment Manager can give no assurance that a Portfolio Manager (including a Direct Portfolio Manager) will adhere to, and comply with, the described practices. The Investment Manager generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Investment Fund. The Investment Manager may consider the broker selection process employed by a Portfolio Manager as a factor in determining whether to invest in its Investment Fund. The Investment Manager expects that each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Portfolio Manager) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with an Investment Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the Investment Manager, including the Sub-Advisor, may effect brokerage transactions for an Investment Fund.

For details of brokerage commissions paid by the Fund in the last fiscal year, see Appendix A under the heading “Brokerage Commissions.”

PURCHASES OF SHARES

Purchase Terms

The Fund is offering Shares on a continuous basis as of the first business day of each month (the “Membership Date”) at the Fund’s then current net asset value per share, although the Fund may offer Shares more or less frequently as determined by the Board. Investors must submit and the Fund or its designee must receive properly completed subscription documents by no later than the 18th day of the month prior to the Membership Date or such other date as may be set out in the subscription documents or determined by the Fund and communicated to investors. All purchases are subject to the receipt of cleared funds in the full amount of the purchase three business days prior to the Membership Date or such other date as may be set forth in the subscription documents or determined by the Fund and communicated to investors (the “Subscription Date”). On the Subscription Date, the Fund will either accept or reject an investor’s subscription and, if accepted, the investor’s subscription amount will be credited to the Fund’s account. The investor, however, will not become a Shareholder of the Fund and will have no other rights (including, without limitation, any voting rights) until the Membership Date. An investor will become a Shareholder of the Fund, and begin to participate in the Fund’s returns, on the Membership Date. The Fund reserves the right to reject any offer of purchase for Shares and may, in its sole discretion, suspend purchases of Shares at any time and from time to time.

Amounts received in advance of a Subscription Date will be placed in an escrow account with the Escrow Agent prior to their investment in the Fund. The minimum initial investment in the Fund from each investor is $50,000, and the minimum additional investment in the Fund is $25,000. The minimum initial and additional investments may be reduced by the Fund with respect to certain investors. The Fund may accept lesser amounts from certain investors who are investing simultaneously in multiple investment vehicles advised by the Investment Manager and/or Sub-Advisor or marketed by their affiliates. The Fund may, in its discretion, repurchase all of the Shares held by a Shareholder if the Shareholder’s ownership of Shares, as a result of repurchase or transfer requests by the Shareholder, is less than $50,000.

Except as otherwise permitted by the Fund, all purchases must be made in cash and must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Purchases are payable in one installment. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

Each new Shareholder must agree to be bound by all of the terms of the Fund’s organizational documents. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing Shares for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares, and that it agrees to indemnify the Fund, the Advisor, the Sub-Advisor and their respective affiliates for, among other things, any misrepresentations made by the Shareholder in the subscription documents.

Eligible Investors

An Eligible Investor may be one or more of the following tax-exempt or tax-deferred investors: (1) pension, profit sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Code, by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non profit entities or state and local governments, or government sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) IRAs (including regular IRAs, spousal IRAs for a non working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; (6) state colleges and universities and (7) charitable remainder trusts. An Eligible Investor may also be a non-grantor charitable lead trust. The Fund is not intended for U.S. taxable investors and/or non-U.S. persons.

Each prospective investor in the Fund will be required to certify to the Fund that the Shares are being acquired for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (or another category of investor to which offers and sales of securities may be made pursuant to an exemption from the registration provision of the 1933 Act). As stated previously in this Confidential Private Placement Memorandum, investors who are “accredited investors” as defined in Regulation D (or are included in such other category of investor) are referred to in this Confidential Private Placement Memorandum as “Eligible Investors.” Existing Shareholders who purchase additional Shares will be required to qualify as Eligible Investors at the time of each additional purchase. Qualifications that must be met in becoming a Shareholder are set out in the subscription agreement that must be completed by each prospective investor.

Placement Fees and Intermediary Payments

Placement Agents may be retained by the Fund or the Investment Manager to assist in the placement of Shares. A Placement Agent, which may include the Investment Manager’s affiliates, will generally be entitled to receive a placement fee of up to 2.0% of the accepted purchase amount from each investor in the Fund whose Shares the Agent places.

The placement fee will be added to a prospective investor’s purchase amount; it will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent for certain investors. The Placement Agent may, in its sole discretion, aggregate investments made through certain related accounts (including family trusts or other similar investment vehicles) in determining the applicability of placement fees.

In addition to the placement fee, the Investment Manager and/or Sub-Advisor will pay additional compensation, out of their own funds and not as an additional charge to the Fund, to Intermediaries in connection with the sale, distribution and retention of Shares, and/or Shareholder servicing. For example, the Investment Manager and/or Sub-Advisor may pay compensation to Intermediaries for the purpose of promoting the sale of Shares of the Fund, maintaining balances in the Fund and/or for sub-accounting, administrative or Shareholder processing services. Such payments are made quarterly by the Investment Manager and/or Sub-Advisor. The payments made by the Investment Manager and/or Sub-Advisor will be based on the net asset value of the Fund as determined by the Investment Manager and/or Sub-Advisor. The amount of these payments is determined from time to time by the Investment Manager and/or Sub-Advisor and may be substantial.

With respect to each Intermediary that may receive such payments, these payments will be paid by the Investment Manager and/or Sub-Advisor from their own funds. A portion of this payment may be paid through to the individual professional responsible for the client relationship and/or selling the Fund. This payment may be made as long as a client of an Intermediary is invested in the Fund.

The prospect of receiving, or the receipt of, additional ongoing compensation as described above by Intermediaries may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Shares in the Fund, and funds whose affiliates make similar compensation available, over sales of share of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation, or lower levels of additional compensation. The prospect of receiving, or the receipt of, such additional ongoing compensation may provide Intermediaries and/or their salespersons with an incentive to favor recommending that Shareholders maintain their assets in the Fund rather than re-allocate assets to another investment. These payment arrangements, however, will not change the price that an investor pays for Shares of the Fund or the amount that the Fund receives from an investor to invest. Shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Shares of the Fund.

REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Fund to redeem any Shares. No public market for the Shares exists, and the Fund contemplates that one will not develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases of Shares

The Fund may from time to time, but is under no obligation to, repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times, in those amounts, and on terms and conditions as the Board of Trustees may determine in its sole discretion. To the extent authorized by the Board of Trustees, the Investment Manager expects that the Fund will offer to repurchase Shares from Shareholders of up to 25% of the Fund’s net assets quarterly during each year. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendation of the Investment Manager. The Investment Manager expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders quarterly, effective as of the last day of March, June, September and December. In determining whether to accept such a recommendation, the Board of Trustees will consider the following factors, among others:

•	whether any Shareholders have requested to tender Shares to the Fund;

•	the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Direct Portfolio Managers);

•	the investment plans and working capital and reserve requirements of the Fund;

•	the relative economies of scale of the tenders with respect to the size of the Fund;

•	the history of the Fund in repurchasing Shares;

•	the availability of information as to the value of the Fund’s interests in Investment Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Fund of any proposed repurchases of Shares; and

•	the recommendations of the Fund and/or the Investment Manager.

The Fund will repurchase Shares from Shareholders at net asset value pursuant to written tenders on terms and conditions that the Board of Trustees determines to be fair to the Fund and to all Shareholders or persons holding Shares acquired from Shareholders. The net asset value of a Shareholder’s Shares will be calculated in accordance with the Fund’s procedures as of the Repurchase Date. Shareholders tendering Shares for repurchase should take these calculations into account when determining the dollar amount to be repurchased. As mentioned above, the Repurchase Date is generally expected to be March 31, June 30, September 30 and December 31 of any year. When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders, specifying the date on which repurchase requests must be received by the Fund (the “Notice Due Date”), describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Notice Due Date will be a date set by the Board of Trustees occurring no sooner than 20 business days after the commencement of the repurchase offer and such date may be extended by the Board of Trustees in its absolute discretion. Shareholders deciding whether to tender their Shares during the period that a repurchase offer is open may obtain the most recently calculated net asset value of their Shares by contacting the Investment Manager during the period.

Adjustments or revisions to the Fund’s net asset value will not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to any such adjustments and received their repurchase proceeds (except to the extent that such Shareholders’ repurchases are subject to a Post-Audit Payment, as defined herein). As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of an Investment Fund adversely affect the Fund’s net asset value, the outstanding Shares will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount.

Repurchases of Shares from Shareholders by the Fund will be paid in cash.

In light of liquidity constraints associated with the Fund’s investments in Investment Funds and that the Fund may have to effect withdrawals from those Funds to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

•

A Shareholder choosing to tender Shares for repurchase must do so by the Notice Due Date, which generally will be the 25th calendar day of the second month prior to the month in which the Repurchase Date falls (or, if such date is not a business day, the preceding business day). For example, if the Repurchase Date is December 31, the Notice Due Date will be October 25th (or the preceding business day).

•	Promptly after the Notice Due Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the net asset value, as of the Repurchase Date, of the repurchased Shares. The determination of the value of Shares as of the Repurchase Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

•	The Promissory Note, which will be non-interest-bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

•

The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 95% of the net asset value of the repurchased Shares as of the Repurchase Date, less any Repurchase Fee due to the Fund in connection with the repurchase. The Initial Payment will be made on or before the later of (1) 45 days after the Repurchase Date, or (2) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Shares, ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds.

•

The second and final payment in respect of the Promissory Note (the “Post-Audit Payment”) is expected to be in an amount equal to the excess, if any, of (1) the net asset value of the repurchased Shares as of the Repurchase Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Date occurs, less any Repurchase Fee due to the Fund in connection with the repurchase, over (2) the Initial Payment. The Investment Manager anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

Under these procedures, Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of knowing the value of their Shares on the Repurchase Date. In addition, there will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. As noted above, Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Date. The Fund’s schedule with respect to repurchases of Shares is based on operational considerations and various factors relating to the best interests of Shareholders, including but not limited to, the intent that the Fund pay Shareholders their repurchase proceeds, to the extent practicable, based on redemption proceeds received by the Fund from Investment Funds and to minimize the need for the Fund to maintain cash or borrow money to meet repurchase requests. Payments for repurchased Shares may be further delayed under circumstances where the Fund has determined to redeem its interests in Investment Funds to make such payments, but has experienced unusual delays in receiving payments from the Investment Funds.

If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

The Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board of Trustees, including a majority of the Independent Trustees. These circumstances may include the following:

•	for any period during which circumstances exist as a result of which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund’s net assets;

•	for any other periods that the SEC permits by order for the protection of Shareholders; or

•	other unusual circumstances as the Board of Trustees deems advisable to the Fund and its Shareholders.

Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily, as an entry on its books, a distinct account consisting of (1) cash, (2) liquid securities or (3) interests in specific Investment Funds (or any combination of them from time to time), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Shareholders tendering Shares.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise have caused these holdings to be liquidated, potentially resulting in losses and/or the payment of repurchase fees to Investment Funds, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Investment Manager intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain Shares with a value of at least $50,000 after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder’s Share ownership to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained or to repurchase the remainder of the Shareholder’s Shares in the Fund.

In the event that the Investment Manager, the Sub-Advisor or any of their respective affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund.

A Repurchase Fee will be charged by the Fund on any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Partial Shares will be repurchased on a “first in – first out” basis (i.e., the portion of the Shares repurchased will be deemed to have been taken from the earliest purchase of Shares made by such Shareholder (adjusted for subsequent appreciation and depreciation) until that purchase is decreased to zero, and then from each subsequent purchase made by such Shareholder (as adjusted) until such purchase is decreased to zero). Other than any Repurchase Fee, the Fund does not impose any charges in connection with repurchases of Shares.

The Fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder without consent or other action by the Shareholder or other person if the Fund in its sole discretion determines that:

•

the Shares have been transferred or has vested in any person other than with the consent of the Fund or by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder;

•

ownership of the Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•

continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Investment Manager or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•

with respect to a Shareholder subject to Special Laws or Regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Shares; or

•	it would be in the best interests of the Fund for the Fund to repurchase the Shares.

At the Fund’s discretion, no Repurchase Fee will be charged by the Fund in connection with any such compulsory repurchase of a Shareholder’s Shares.

Transfers of Shares

Except as otherwise described below, no person may become a substituted Shareholder without the written consent of the Fund, which consent may be withheld for any reason in its sole discretion. Shares held by a Shareholder may be transferred only:

•	by operation of law as a result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or

•	with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances.

The Fund generally will not consent to a transfer unless the following conditions are met:

•	the transferring Shareholder has been a Shareholder for at least six months;

•	the proposed transfer is to be made on the effective date of an offer by the Fund to repurchase Shares; and

•

the transfer is (1) one in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Shareholder, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Shareholder’s immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer of Shares must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee is an Eligible Investor. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Fund generally will not consent to a transfer of a portion of Shares by a Shareholder unless the transfer is to a single transferee and, after the transfer of such portion of the Shareholder’s Shares, the Share ownership of each of the transferee and transferor is not less than $50,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Any transferee acquiring Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Shareholder or otherwise, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Fund, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

In purchasing Shares or becoming a substituted Shareholder, a Shareholder agrees to indemnify and hold harmless the Investment Manager and any of its respective employees and affiliates, the Fund, the Board of Trustees and each other Shareholder against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

VOTING

Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Fund’s Board of Trustees. Shareholders will be entitled to vote on any matter on which shareholders of an investment company registered under the 1940 Act would be entitled to vote, including certain elections of Trustees, approval of the Investment Management Agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund. Under Delaware law, the Fund is not required to hold an annual meeting of Shareholders unless required to do so under the 1940 Act. The policy of the Fund is not to hold an annual meeting of Shareholders unless a meeting is required to be held under the 1940 Act.

PROXY VOTING POLICIES AND PROCEDURES

The Fund has adopted the proxy voting policies and procedures of the Investment Manager, described below (the “Proxy Voting Policies and Procedures”), for use in connection with determining how to vote proxies related to portfolio securities, including the procedures to be used if a vote presents a conflict between the interests of the Shareholders, on the one hand, and those of the Investment Manager or any other affiliated person of the Investment Manager, on the other.

The Proxy Voting Policies and Procedures adopted by the Investment Manager are designed to ensure that proxies with respect to securities of its clients, including the Fund, are voted in the best interests of its clients, including the Fund. The Proxy Voting Policies and Procedures apply to consents and other solicitations that may be made by various private investment funds, including hedge funds and other “alternative investments” in which clients of the Investment Manager, including the Fund, may be invested, as well as to other securities also held directly by such clients. Because solicited votes with respect to alternative investments most often raise unique questions, such solicitations will generally be analyzed and voted by the Investment Manager on a case-by-case basis. When a consent or other solicited vote or a proxy relates to a routine matter, the Investment Manager will generally vote in accordance with specific guidelines, developed with the objective of encouraging action that enhances investor value, for voting on such routine matters.

The Proxy Voting Policies and Procedures also require that conflicts of interest between the Investment Manager and its clients, including the Fund, are identified and addressed. If a material conflict of interest exists, the Investment Manager will determine whether any additional steps must be taken to ensure that the proxies are voted, and that the consents and other solicitations are acted on, in the best interests of its clients, including the Fund.

A copy of the Proxy Voting Policies and Procedures and information about how the Fund voted during the most recent 12-month period ended June 30 will be available without charge, upon request by contacting the Investment Manager by telephone at (800) 480-4111, and on the SEC’s website at http://www.sec.gov.

TAX ASPECTS

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund and its Shareholders that should be considered by a prospective Shareholder. The Fund has not sought a ruling from the

Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor has it obtained an opinion of counsel with respect to any of those matters.

The Fund is neither designed nor intended for distribution to taxable investors. Shares of the Fund are being offered only to tax-exempt or tax-deferred investors and non-grantor charitable lead trusts. The discussion below relating to the treatment of distributions and repurchases of Shares describes the tax consequences that would arise for any Shareholder subject to tax. Although Shares of the Fund are being offered only to tax-exempt or tax-deferred investors and non-grantor charitable lead trusts, in the event that an investor is, or becomes subject to taxation, the investor should carefully consider the tax consequences of investing in this Fund and consult with its tax advisors as to whether an investment in the Fund would be appropriate.

The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (the “Regulations”) and administrative rulings in existence as of the date of this Confidential Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions and dealers. Each prospective Shareholder should consult with its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

Notwithstanding anything to the contrary in this Confidential Private Placement Memorandum, each Shareholder (and each affiliate, officer, director, employee, representative, or other agent thereof, as applicable) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein or contemplated hereunder (and any transactions related thereto) and all materials of any kind (including any opinions or other tax analyses) that are provided to the Shareholders relating to such tax treatment and tax structure.

Taxation of the Fund

The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income, the Fund will not be required to pay federal income taxes on any income it distributes to shareholders. If the Fund distributes less than an amount equal to the sum of 98% of its ordinary income (taking into account certain deferrals and elections) and 98.2% of its capital gain net income, plus any amounts that were not distributed in previous taxable years, then the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.

The Fund is required to use the accrual method of accounting and uses October 31st as its tax year for income tax purposes.

As described below under “Investments in Passive Foreign Investment Companies,” the Fund expects to be taxed at ordinary income rates on gains from the Investment Funds.

Distributions to Shareholders

Any Shareholder who would be subject to tax will generally be taxed on distributions made by the Fund irrespective of whether such distributions are taken in cash or reinvested in additional Shares. Dividends from net investment income and distributions from net short-term capital gain are taxable as ordinary income. Distributions, if any, from the excess of net long-term capital gain over net short-term capital loss are taxable to Shareholders as long-term capital gain, regardless of how long the Shareholder has held the Shares. As discussed below, it is anticipated that all or substantially all of the Fund’s distributions would be taxed as ordinary income to any Shareholders who would be subject to tax and that such distributions in any year could exceed any net appreciation in the Fund’s investments in such year.

If the Fund receives distributions of “qualified dividend income” from the Investment Funds, it could potentially make distributions to Shareholders that are taxed at the same rates as long-term capital gains. The Fund does not expect that it will make distributions to Shareholders that are eligible for this reduced rate of taxation. If the Fund receives qualifying dividends from its investments, it could potentially make distributions that are eligible for the 70% “dividends received deduction” for corporate Shareholders. The Fund does not expect that it will make distributions to Shareholders that are eligible for this deduction.

The Fund intends to distribute its ordinary income and capital gains at least once annually. The Fund will inform Shareholders of the source and status of each distribution.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Because the Fund has elected to be a corporation taxed as a RIC for federal income tax purposes, a tax-exempt investor generally will not have unrelated business taxable income attributable to its ownership or sale of Shares unless its ownership of the Shares is debt financed. In general, a Share would be debt financed if the tax-exempt owner of Shares incurs debt to acquire a Share or otherwise incurs or maintains a debt that would not have been incurred or maintained if that Share had not been acquired.

Shareholders who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions of the Fund’s income derived from the Investment Funds. Each non-U.S. Shareholder must provide documentation to the Fund certifying its non-United States status. Non-U.S. Shareholders may also be subject to U.S. estate tax with respect to their Shares.

Income from Repurchases and Transfers of Shares

A sale of Shares pursuant to a repurchase offer will generally be treated as a taxable sale of the Shares (for any Shareholder subject to tax). Any Shareholders who are subject to tax should consult their tax advisors regarding the specific tax consequences, including state and local tax consequences, of participating in a repurchase offer or otherwise transferring Shares.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Any Shareholders who are subject to tax are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

Investments in Passive Foreign Investment Companies

The Fund generally intends to invest in Investment Funds that are foreign corporations which would generally be classified under the Code as PFICs. In general, a foreign corporation is classified as a PFIC if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income.

In the absence of certain elections that are currently available to the Fund, the Fund itself could be subject to tax on certain distributions from PFICs and sales of shares in PFICs. The Fund intends to elect to mark-to-market its PFIC shares, with the result that unrealized gains will be treated as though they were realized and reported as ordinary income. Any mark-to-market losses from PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years, with respect to such shares in the same PFIC. This restriction on losses could result in net ordinary income to the Fund in a tax year (with resulting distributions to Shareholders) that exceeds the net appreciation in the value of the Fund’s investments in such year.

The application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss, and the timing of the recognition of income with respect to PFIC shares. As a result, the amount that must be distributed to Shareholders, and which will be taxed (to any Shareholder subject to tax) as ordinary income, may be increased as compared to a fund that did not invest in PFIC shares. Shareholders who are subject to tax should therefore consider whether the Fund is an appropriate investment in light of their own tax situation. In addition, in the absence of the Fund’s ability to make the election described above or other available elections (which may depend to some extent on the receipt of appropriate information from the PFICs), the Fund itself may be subject to tax with respect to some of its investments in PFICs.

Fund Tax Returns and Tax Information

The Fund is required to use the accrual method of accounting and uses the year ending October 31 as its tax year for income tax purposes. Shareholders will be sent information regarding the amount and character of distributions received from the Fund.

Effective July 1, 2014, the Fund will be required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

Information Reporting and Backup Withholding

Information returns generally will be filed with the IRS in connection with distributions with respect to the Shares unless Shareholders establish that they are exempt from the information reporting rules. If Shareholders do not establish that they are exempt from these rules, they generally will be subject to backup withholding on these payments if they fail to provide their taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to Shareholders will be allowed as a credit against their U.S. federal income tax liability and may entitle Shareholders to a refund, provided that the required information is timely furnished to the IRS.

Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. Non-U.S. investors are urged to consult with their own tax advisors regarding any proposed investment in the Fund. A Shareholder who is otherwise subject to tax may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible property taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax advisor with respect to any investment in the Fund.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Confidential Private Placement Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.

ERISA CONSIDERATIONS

Persons or any other arrangements subject to ERISA who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan, or other arrangement subject to ERISA (“ERISA Plan”) or the Code (collectively “Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions, and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment in the Fund, the income taxes of the investment, and the projected return of the Fund relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such ERISA Plan breaches his or her responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Investment Manager will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.

The Board of Trustees of the Fund will require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objective, policies, and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

Certain prospective Plan investors may currently maintain relationships with the Investment Manager or one or more Portfolio Managers, or with other entities that are affiliated with the Investment Manager or such Portfolio Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and Code Section 4975 prohibit plan assets to be used for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Plan fiduciaries of a Plan should not permit an investment in the Fund with plan assets if the Investment Manager or any of its affiliates has discretionary authority or renders investment advice with respect to such assets if the investment would constitute a non-exempt prohibited transaction under Title I of ERISA or Code Section 4975.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA of the acquisition and ownership of Shares.

Each prospective investor that is a Plan will be required to represent and warrant that the acquisition and holding of Shares does not and will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Code Section 4975.

DISTRIBUTION POLICY

Dividends will generally be paid at least annually on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Investment Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s relatively high expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.

It is anticipated that any gains or appreciation in the Fund’s investments will be treated as ordinary income. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Shareholders that are subject to tax.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least annually. The net asset value of each Share that you own will be reduced by the amount of the distributions or dividends that you receive from that Share.

Distributions will either be reinvested in or paid in cash in accordance with the automatic dividend reinvestment plan below.

Automatic Dividend Reinvestment Plan

Pursuant to the dividend reinvestment plan established by the Fund (the “DRIP”), each Shareholder will automatically be a participant under the DRIP and have all income dividends and/or capital gains distributions automatically reinvested in additional Shares unless such Shareholder specifically notifies the Fund of its election to receive income dividends and/or capital gain distributions in cash at least 121 days before the last business day of the calendar year, or if the ex dividend date differs from the last business day, such other day that is the ex dividend date of such distribution. An election in writing to receive income dividends and/or capital gain distributions in cash received by the Fund 120 days or less before the ex dividend date of any dividend and/or distribution will apply to subsequent dividends and/or distributions that are paid at least 121 days after receipt of such election.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRIP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRIP.

Shares will be issued pursuant to the DRIP at their net asset value determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. The Fund may terminate the DRIP at any time. Any expenses of the DRIP will be borne by the Fund.

SHAREHOLDER REPORTS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund will send Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Shareholders also will be sent quarterly reports regarding the Fund’s operations during each quarter as well as monthly updates. The Fund anticipates providing portfolio holdings disclosure to all investors on a periodic basis. From time to time, the Investment Manager may notify all investors of its then current expectations with respect to the future returns of the Fund’s investment portfolio. Certain additional information regarding the Fund’s operations may be available to any Shareholders from time to time on written request.

TERM, DISSOLUTION AND LIQUIDATION

The Fund may be dissolved, only upon approval of not less than 80% of the Trustees. Upon the liquidation of the Fund, its assets will be distributed (1) first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Shareholders, (2) next to repay debts owing to the Shareholders, and (3) finally to the Shareholders proportionately in accordance with the amount of Shares that they own. Assets may be distributed in-kind on a proportionate basis if the Board of Trustees or liquidator determines that the distribution of assets in-kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

FISCAL YEAR; TAXABLE YEAR

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31. For tax purposes, the Fund’s taxable year will be the 12-month period ending October 31 of each year.

ACCOUNTANTS AND LEGAL COUNSEL

The Board of Trustees has selected PricewaterhouseCoopers LLP (“PwC”) as the independent public accountants of the Fund. PwC’s principal business address is located at 300 Madison Avenue, New York, New York 10017. Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, serves as legal counsel to the Fund and the Investment Manager. The Fund’s accountants and legal counsel may, subject to applicable law, be replaced at any time by a majority of the Board of Trustees.

FINANCIAL STATEMENTS

The Fund’s financial statements and financial highlights for the fiscal year ended March 31, 2014, and report of the independent registered public accounting firm, are included in the Fund’s annual report and are incorporated by reference in this Confidential Private Placement Memorandum. Total operating expenses as shown in the Confidential Private Placement Memorandum fee table may differ from the ratios of expenses to net assets in the financial highlights because total annual operating expenses as shown in the Confidential Private Placement Memorandum fee table include any acquired fund (Investment Fund) fees and expenses, and the ratios of expenses in the financial highlights do not.

INQUIRIES

Inquiries concerning the Fund and Shares (including information concerning purchase and repurchase procedures) should be directed to:

J.P. Morgan Access Multi-Strategy Fund II

270 Park Avenue

New York, New York 10017

(800) 480-4111

APPENDIX A: ADDITIONAL DISCLOSURES

Portfolio Turnover Rate

The Fund’s portfolio turnover rate was 23.04% for fiscal year ended March 31, 2014.

Trustees

The names of the Trustees of the Fund, together with information regarding their year of birth, the year each Trustee became a Board member of the Fund, the year each Trustee first became a Board member of any of the heritage J.P. Morgan Funds or heritage One Group Mutual Funds, principal occupations and other board memberships, including those in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the 1940 Act, are shown below. The contact address for each of the Trustees is 270 Park Avenue, New York, NY 10017.

Name (Year of Birth); Positions With the Fund (Since)	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustees(1)	Other Directorships Held During the Past 5 Years
Independent Trustees

John F. Finn (1947); Trustee since 2011; Trustee of heritage One Group Mutual Funds since 1998.	Chairman (1985-present), President and Chief Executive Officer, Gardner, Inc. (supply chain management company serving industrial and consumer markets) (1974–present).	163	Director, Cardinal Health, Inc (CAH) (1994–present); Director, Greif, Inc. (GEF) (industrial package products and services) (2007-present); Trustee, Columbus Association for the Performing Arts (1988–present).

Dr. Matthew Goldstein (1941); Chairman since 2013; Trustee since 2011; Trustee of heritage J.P. Morgan Funds since 2003.	Professor, City University of New York (2013–present); Chancellor, City University of New York (1999–2013); President, Adelphi University (New York) (1998–1999).	163	Trustee Museum of Jewish Heritage (2011–present).

Robert J. Higgins (1945); Trustee since 2011; Trustee of heritage J.P. Morgan Funds since 2002.	Retired; Director of Administration of the State of Rhode Island (2003–2004); President - Consumer Banking and Investment Services, Fleet Boston Financial (1971–2002).	163	None.

Peter C. Marshall (1942); Trustee since 2011; Trustee of heritage One Group Mutual Funds since 1985.	Self-employed business consultant (2002–present).	163	None

Name (Year of Birth); Positions With the Fund (Since)	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustees(1)	Other Directorships Held During the Past 5 Years
Mary E. Martinez (1960); Trustee of Trusts since 2013.	Associate, Special Properties, a Christie’s International Real Estate Affiliate (2010–present); Managing Director, Bank of America (Asset Management) (2007–2008); Chief Operating Officer, U.S. Trust Asset Management; U.S. Trust Company (asset management) (2003–2007); President, Excelsior Funds (registered investment companies) (2004–2005).	163	None

Marilyn McCoy* (1948); Trustee since 2011; Trustee of heritage One Group Mutual Funds since 1999.	Vice President of Administration and Planning, Northwestern University (1985–present).	163	Trustee, Carleton College (2003–present).

Mitchell M. Merin (1953); Trustee of Trusts since 2013.	Retired; President and Chief Operating Officer, Morgan Stanley Investment Management, Member Morgan Stanley & Co. Management Committee (registered investment adviser) (1985–2005).	163	Director, Sun Life Financial (SLF) (2007–2013) (financial services and insurance); Trustee, Trinity College, Hartford, CT (2002–2010).

William G. Morton, Jr. (1937); Trustee since 2011; Trustee of heritage J.P. Morgan Funds since 2003.	Retired; Chairman Emeritus (2001–2002), and Chairman and Chief Executive Officer, Boston Stock Exchange (1985– 2001).	163	Director, Radio Shack Corp. (electronics) (1987-2008); Director, National Organization of Investment Professionals (2010–present); Trustee, Stratton Mountain School (2001–present).

Dr. Robert A. Oden, Jr. (1946); Trustee since 2011; Trustee of heritage One Group Mutual Funds since 1997.	Retired, President, Carleton College (2002–2010); President, Kenyon College (1995–2002).	163	Trustee, American University in Cairo (1999-present); Chairman, Dartmouth-Hitchcock Medical Center (2011-present) Trustee, American Schools of Oriental Research (2011-present); Trustee, American Museum of Fly Fishing (2013–present).

Name (Year of Birth); Positions With the Fund (Since)	Principal Occupations During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustees(1)	Other Directorships Held During the Past 5 Years
Marian U. Pardo** (1946); Trustee of Trusts effective February 1, 2013	Managing Director and Founder, Virtual Capital Management LLC (Investment Consulting) (2007–present); Managing Director, Credit Suisse Asset Management (portfolio manager) (2003–2006).	163	Member, Board of Governors, Columbus Citizens Foundation (not-for-profit supporting philanthropic and cultural programs) (2006–present).

Frederick W. Ruebeck (1939); Trustee since 2011; Trustee of heritage One Group Mutual Funds since 1994.	Consultant (2000-present); Advisor, JP Greene & Associates, LLC (broker-dealer) (2000–2009); Chief Investment Officer, Wabash College (2004–present); Director of Investments, Eli Lilly and Company (pharmaceuticals) (1988–1999).	163	Trustee, Wabash College (1988–present); Chairman, Indianapolis Symphony Foundation (1994–present).

James J. Schonbachler (1943); Trustee since 2011; Trustee of heritage J.P. Morgan Funds since 2001.	Retired; Managing Director of Bankers Trust Company (financial services) (1968–1998).	163	None.

Interested Trustees Frankie D. Hughes*** (1952); Trustee since 2011.	President, Ashland Hughes Properties (property management) (2014); President and Chief Investment Officer, Hughes Capital Management, Inc. (fixed income asset management) (1993-2014).	163	Trustee, The Victory Portfolios (2000-2008) (investment companies).

(1)	A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The J.P. Morgan Funds Complex for which the Board of Trustees serves currently includes eleven registered investment companies (163 Funds).
*	Two members of the Board of Trustees of Northwestern University are executive officers of registered investment advisers (not affiliated with JPMorgan) that are under common control with sub-advisers to certain J.P. Morgan Funds.
**	In connection with prior employment with JPMorgan Chase, Ms. Pardo was the recipient of non-qualified pension plan payments from JPMorgan Chase in the amount of approximately $2,055 per month, which she irrevocably waived effective January 1, 2013, and deferred compensation payments from JPMorgan Chase in the amount of approximately $7,294 per year, which ended in January 2013. In addition, Ms. Pardo receives payments from a fully funded qualified plan, which is not an obligation of JPMorgan Chase.
***	Ms. Hughes is treated as an “interested person” based on the portfolio holdings of clients of Hughes Capital Management, Inc.

The Trustees serve for an indefinite term, subject to the Fund’s current retirement policy, which is age 78 for all Trustees. The Board of Trustees decides upon general policies and is responsible for overseeing the business affairs of the Fund.

Qualifications of Trustees

The Governance Committee and the Board considered the commitment that each Trustee has demonstrated in serving on the Board of the J.P. Morgan Funds including the significant time each Trustee has devoted to preparing for meetings and the active engagement and participation of each Trustee at Board meetings. The Governance Committee and the Board also considered the character of each Trustee noting that each Trustee is committed to executing his or her duties as a trustee with diligence, honesty and integrity. The Governance Committee and the Board also considered the contributions that each Trustee has made to the Board of the J.P. Morgan Funds in terms of experience, leadership, independence and the ability to work effectively and collaboratively with other Board members.

The Governance Committee also considered the significant and relevant experience and knowledge that each Trustee has with respect to registered investment companies and asset management. The Governance Committee and the Board noted the additional experience that each of the Trustees has gained with respect to registered investment companies as a result of his or her service on the J.P. Morgan Funds Board. The J.P. Morgan Funds overseen by the J.P. Morgan Funds Board represent almost every asset class including (1) fixed income funds including traditional bond funds, municipal bond funds, high yield funds, government funds, and emerging markets debt funds, (2) money market funds, (3) international, emerging markets and country/region funds, (4) equity funds including small, mid and large capitalization funds and value and growth funds, (5) index funds, (6) funds of funds, including target date funds, and (7) specialty funds including market neutral funds, long/short funds and funds that invest in real estate securities and commodity-related securities and derivatives. The Governance Committee and the Board also considered the experience that each Trustee had with respect to reviewing agreements with the Fund’s service providers in connection with their broader service to the J.P. Morgan Funds including the Funds’ Investment Manager, Sub-Advisor, custodian, fund accountant and securities lending agents.

The Governance Committee and the Board also considered the experience and contribution of each Trustee in the context of the Board’s leadership and committee structure. Prior to August 22, 2013, the Board of the J.P. Morgan Funds had four committees: the Investments Committee, the Audit and Valuation Committee, the Compliance Committee and the Governance Committee. The Investments Committee had three sub-committees: an Equity Sub committee, a Money Market and Alternative Products Sub committee and a Fixed Income Sub committee. Effective August 22, 2013, the Investments Sub-Committees were reorganized into three separate investment committees: the Equity Committee, the Fixed Income Committee and the Money Market and Alternative Products Committee. The J.P. Morgan Funds Board has six committees including the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Money Market and Alternative Products Committee, and a Fixed Income Committee. Different members of the J.P. Morgan Funds Board serve on these three investment committees with respect to each asset type thereby allowing the J.P. Morgan Funds Board to effectively evaluate information for the J.P. Morgan Funds in the complex in a focused, disciplined manner.

The Governance Committee also considered the operational efficiencies achieved by having a single Board for all of the registered investment companies overseen by the Investment Management and their affiliates as well as the extensive experience of certain Trustees in serving on Boards for registered investment companies advised by subsidiaries or affiliates of JPMorgan Chase & Co. and/or Bank One Corporation (known as “heritage J.P. Morgan Funds” or “heritage One Group Mutual Funds”).

In reaching its conclusion that each Trustee should serve as a Trustee of the Fund, the Board also considered the following additional specific qualifications, contributions and experience of the following trustee:

John F. Finn. Mr. Finn has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1998. Until February 2013, Mr. Finn served on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, Mr. Finn has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Finn currently serves as the Chairman of the Equity Committee and the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Trustees, periodic review of the compensation payable to the Trustees, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Trustees, oversight of regulatory issues or deficiencies affecting the Fund, oversight of the Fund’s risk management processes and oversight and review of matters with respect to service providers to the Fund. In addition, Mr. Finn was also the head of the Strategic Planning Working Group, comprised of independent Trustees. The Strategic Planning Working Group worked with the administrator to the Fund on initiatives related to efficiency and effectiveness of Board materials and meetings.

Dr. Matthew Goldstein. Dr. Goldstein has served as the Chairman of the J.P. Morgan Funds Board since January 2013 and on the J.P. Morgan Funds Board since 2005. Dr. Goldstein was a member of the heritage J.P. Morgan Funds Board since 2003. Dr. Goldstein serves as the Chairman of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Trustees, periodic review of the compensation payable to the Trustees, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Trustees, oversight of regulatory issues or deficiencies affecting the Fund, oversight of the Fund’s risk management processes and oversight and review of matters with respect to service providers to the Fund. Dr. Goldstein previously served as the Chairman of the Money Market and Alternative Products Sub-Committee.

Robert J. Higgins. Mr. Higgins has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage J.P. Morgan Funds Board since 2002. Mr. Higgins serves as a member of the Equity Committee and was the Chairman of the Equity Committee until July 1, 2014. Until February 2013, Mr. Higgins served on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, Mr. Higgins has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Higgins currently serves on the Compliance Committee. As a member of the Compliance Committee, he has participated in the oversight of the Fund’s compliance with legal and regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents.

Frankie D. Hughes. Ms. Hughes has served on the J.P. Morgan Funds Board since 2008. Until February 2013, Ms. Hughes was a member of the Fixed Income Sub-Committee. Ms. Hughes is also a member of the Compliance Committee. As a member of the Compliance Committee, she has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the

Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Ms. Hughes also serves as a member of the Money Market and Alternative Products Committee.

Peter C. Marshall. Mr. Marshall has served on the J.P. Morgan Funds Board since 2005 and is currently Vice Chairman. Mr. Marshall was also the Chairman of the heritage One Group Mutual Funds Board, serving as a member of such Board since 1985. Mr. Marshall was also an Audit Committee Financial Expert for the heritage One Group Mutual Funds. Mr. Marshall serves as a member of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Trustees, periodic review of the compensation payable to the Trustees, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Trustees, oversight of regulatory issues or deficiencies affecting the Fund, oversight of the Fund’s risk management processes and oversight and review of matters with respect to service providers to the Fund. Mr. Marshall also serves as a member of the Money Market and Alternative Products Committee.

Mary E. Martinez. Ms. Martinez has served on the J.P. Morgan Funds Board since January 2013. In addition to the experience that Ms. Martinez has gained through her service on the J.P. Morgan Funds Board, Ms. Martinez is a senior financial services executive with over 25 years of experience in asset management, wealth management and private banking services. She has extensive experience with respect to registered investment companies and asset management products as a result of serving as president to other registered investment companies and as a chief operating officer of an asset management firm with responsibility for product development, management, infrastructure and operating oversight, including experience with respect to: (1) diversified product offerings including fundamental, quantitative, traditional and alternative asset classes; (2) asset and portfolio management analytics; (3) risk management and governance; and (4) regulatory and financial reporting. Ms. Martinez also serves on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, she has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Ms. Martinez also serves as a member of the Fixed Income Committee.

Marilyn McCoy. Ms. McCoy has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1999. Ms. McCoy is the Chairman of the Compliance Committee. As a member of the Compliance Committee, she has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Ms. McCoy also serves as a member of the Equity Committee.

Mitchell M. Merin. Mr. Merin has served on the J.P. Morgan Funds Board since January 2013 and is the Chairman of the Money Market and Alternative Products Committee. In addition to the experience that Mr. Merin has gained through his service on the J.P. Morgan Funds Board, Mr. Merin has been in the securities and asset management business for over 25 years and has served as both a board member and president of other registered investment companies and has extensive experience with respect to (1) taxable fixed income products and derivatives; (2) investment oversight; and (3) board governance of registered investment companies and other public companies. Mr. Merin has held leadership positions within the investment company industry including serving as a member of the Executive Committee of the Board of Governors of the Investment Company Institute and the Chair of the Fixed Income Securities and Investment Company Committees of NASDR. Mr. Merin also serves on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, he has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board.

William G. Morton, Jr. Mr. Morton has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage J.P. Morgan Funds Board since 2003. Mr. Morton also serves as a member of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Trustees, periodic review of the compensation payable to the Trustees, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Trustees, oversight of regulatory issues or deficiencies affecting the Fund, oversight of the Fund’s risk management processes and oversight and review of matters with respect to service providers to the Fund. Mr. Morton also serves as a member of the Equity Committee.

Dr. Robert A. Oden Jr. Dr. Oden has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1997. Until February 2013, Dr. Oden was a member of the Compliance Committee. As a member of the Compliance Committee, he has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Dr. Oden currently serves as a member of the Governance Committee. As a member of the Governance Committee, he has participated in the selection and nomination of persons for election or appointment as Trustees, periodic review of the compensation payable to the Trustees, review and evaluation of the functioning of the Board and its committees, oversight of any ongoing litigation affecting the Fund, the Investment Manager or the non-interested Trustees, oversight of regulatory issues or deficiencies affecting the Fund, oversight of the Fund’s risk management processes and oversight and review of matters with respect to service providers to the Fund. Dr. Oden also serves as a member of the Fixed Income Committee.

Marian U. Pardo. Ms. Pardo has served on the J.P. Morgan Funds Board since February 2013. In addition to the experience that Ms. Pardo has gained through her service on the J.P. Morgan Funds Board, Ms. Pardo has been in the financial services industry since 1968, with experience in banking, lending, and investment management, and has specific experience with respect to (1) portfolio management, (2) the J.P. Morgan Funds’ investment advisory business, and (3) banking and investment management. She served as a portfolio manager for equity funds across the capitalization spectrum including, prior to 2002, small cap US equity funds advised by JPMIM. Ms. Pardo is also a member of the Compliance Committee. As a member of the Compliance Committee, she has participated in the oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance policies and procedures, as well as the appointment and compensation of the Fund’s Chief Compliance Officer. The members of the Compliance Committee also oversee the investigation and resolution of any significant compliance incidents. Ms. Pardo also serves as a member of the Money Market and Alternative Products Committee.

Frederick W. Ruebeck. Mr. Ruebeck has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage One Group Mutual Funds Board since 1994. Mr. Ruebeck is the Chairman of the Fixed Income Committee. Mr. Ruebeck also serves on the Audit and Valuation Committee. As a member of the Audit and Valuation Committee, Mr. Ruebeck has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board.

James J. Schonbachler. Mr. Schonbachler has served on the J.P. Morgan Funds Board since 2005 and was a member of the heritage J.P. Morgan Funds Board since 2001. Mr. Schonbachler serves as Chairman of the Audit and Valuation Committee. In connection with his duties to the Audit and Valuation Committee, Mr. Schonbachler has participated in the appointment of the Fund’s independent accountants, the oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. Mr. Schonbachler also serves as a member of the Fixed Income Committee.

Board Leadership Structure and Oversight

The J.P. Morgan Funds Board has structured itself in a manner that allows it to effectively perform its oversight function. The Chairman of the J.P. Morgan Funds Board is an independent Trustee, which allows him to carry out his leadership duties as Chairman with objectivity.

The J.P. Morgan Funds Board has adopted a committee structure that allows it to effectively perform its oversight function for all of the Fund in the complex. As described under “Qualifications of Trustees” and “Standing Committees,” the Board has six committees: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Fixed Income Committee and the Money Market and Alternative Products Committee. The J.P. Morgan Funds Board has determined that the leadership and committee structure is appropriate for the Fund and allows the J.P. Morgan Funds Board to effectively and efficiently evaluate issues that impact the J.P. Morgan Funds as a whole as well as issues that are unique to each Fund.

The J.P. Morgan Funds Board and the Committees take an active role in risk oversight including the risks associated with registered investment companies including investment risk, compliance and valuation. The Governance Committee oversees and reports to the Board on the risk management processes for the Fund. In addition, in connection with its oversight, the J.P. Morgan Funds Board receives regular reports from the Chief Compliance Officer (“CCO”), the Investment Manager, the Administrator, and the internal audit department of JPMorgan Chase & Co. The Board also receives periodic reports from the Chief Risk Officer of J.P. Morgan Asset Management 1 (“JPMAM”) including reports concerning operational controls that are designed to address market risk, credit risk, and liquidity risk among others. The J.P. Morgan Funds Board also receives regular reports from personnel responsible for JPMAM’s business resiliency and disaster recovery.

In addition, the J.P. Morgan Funds Board and its Committees work on an ongoing basis in fulfilling the oversight function. At each quarterly meeting, each of the Equity Committee, the Fixed Income Committee, and the Money Market and Alternative Products Committee meets with representatives of the Investment Manager and/or Sub-Advisor as well as an independent consultant to review and evaluate the ongoing performance of the Fund. Each of these three Committees reports these reviews to the full Board. The Audit and Valuation Committee is responsible for oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, overseeing the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund, and acting as a liaison between the Fund’s independent registered public accounting firm and the full Board. The Compliance Committee is responsible for oversight of the Fund’s compliance with legal, regulatory and contractual requirements and compliance with policy and procedures. The Governance Committee is responsible for, among other things, oversight of matters relating to the Fund’s corporate governance obligations and risk management processes, Fund service providers

[1]

J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. Those businesses include, but are not limited to, J.P. Morgan Investment Management Inc., Security Capital Research & Management Incorporated and J.P. Morgan Alternative Asset Management, Inc.

and litigation. At each quarterly meeting, each of the Governance Committee, the Audit and Valuation Committee and the Compliance Committee report their committee proceedings to the full Board. This Committee structure allows the Board to efficiently evaluate a large amount of material and effectively fulfill its oversight function. Annually, the Board considers the efficiency of this committee structure.

Additional information about each of the Committees is included below in “Standing Committees.”

Standing Committees

For the fiscal year ended March 31, 2014, the J.P. Morgan Funds Board has six standing committees 2: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Fixed Income Committee, and the Money Market and Alternative Products Committee 2. During the fiscal year ended March 31, 2014, the Audit and Valuation Committee met 5 times, the Compliance Committee met 4 times, the Governance Committee met 4 times, the Fixed Income Committee met 6 times, the Equity Committee met 6 times, and the Money Market Funds and Alternative Products Committee met 7 times. The members of each Committee are set forth below:

Name of Committee	Members	Committee Chair
Audit and Valuation Committee	Mr. Schonbachler	Mr. Schonbachler
Ms. Martinez
Mr. Merin
Mr. Ruebeck

Compliance Committee	Ms. McCoy	Ms. McCoy
Mr. Higgins
Ms. Hughes
Ms. Pardo

Governance Committee	Dr. Goldstein	Dr. Goldstein
Mr. Finn
Mr. Marshall
Mr. Morton
Dr. Oden

Fixed Income Committee	Mr. Ruebeck	Mr. Ruebeck
Ms. Martinez
Dr. Oden
Mr. Schonbachler

Equity Committee	Mr. Finn	Mr. Finn
Mr. Higgins
Ms. McCoy
Mr. Morton

Money Market and Alternative Products Committee	Mr. Merin	Mr. Merin
Ms. Hughes
Mr. Marshall
Ms. Pardo

Audit and Valuation Committee. The purposes of the Audit and Valuation Committee are to: (i) appoint and determine compensation of the Fund’s independent accountants; (ii) evaluate the independence of the Fund’s

[2]	Prior to August 22, 2013, the Equity Committee, the Fixed Income Committee and the Money Market and Alternative Products Committee were sub-committees of the Investments Committee.

independent accountants; (iii) oversee the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies; (iv) approve non-audit services, as required by the statutes and regulations administered by the SEC, including the 1940 Act and the Sarbanes-Oxley Act of 2002; (v) assist the Board in its oversight of the valuation of the Fund’s securities by the Investment Manager, as well as any sub-adviser; (vi) oversee the quality and objectivity of the Fund’s independent audit and the financial statements of the Fund; and (vii) act as a liaison between the Fund’s independent registered public accounting firm and the full Board. The Audit and Valuation Committee has delegated valuation responsibilities to any member of the Committee to respond to inquiries on valuation matters and participate in fair valuation determinations when the Fund’s valuation procedures require Board action, but it is impracticable or impossible to hold a meeting of the entire Board. Prior to November 18, 2009, the Board delegated these valuation responsibilities to a Valuation Sub-Committee of the Audit Committee.

Compliance Committee. The primary purposes of the Compliance Committee are to (i) oversee the Fund’s compliance with legal and regulatory and contractual requirements and the Fund’s compliance policies and procedures; and (ii) consider the appointment, compensation and removal of the Fund’s Chief Compliance Officer.

Governance Committee. The members of the Governance Committee are each Independent Trustees of the J.P. Morgan Funds. The duties of the Governance Committee include, but are not limited to, (i) selection and nomination of persons for election or appointment as Trustees; (ii) periodic review of the compensation payable to the non-interested Trustees; (iii) establishment of non-interested Trustee expense policies; (iv) periodic review and evaluation of the functioning of the Board and its committees; (v) with respect to the JPMT II Funds, appointment and removal of the Fund’s Senior Officer, and approval of compensation for the Fund’s Senior Officer and retention and compensation of the Senior Officer’s staff and consultants; (vi) selection of independent legal counsel to the non-interested Trustees and legal counsel to the Fund; (vii) oversight of ongoing litigation affecting the Fund, the Investment Manager, the Sub-Advisor or the non-interested Trustees; (viii) oversight of regulatory issues or deficiencies affecting the Fund (except financial matters considered by the Audit Committee); (ix) oversight of the risk management processes for Funds; and (x) oversight and review of matters with respect to service providers to the Fund (except the Fund’s independent registered public accounting firm). When evaluating a person as a potential nominee to serve as an Independent Trustee, the Governance Committee may consider, among other factors, (i) whether or not the person is “independent” and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Trustee; (iii) the contribution that the person can make to the Board and the J.P. Morgan Funds, with consideration being given to the person’s business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Board; and (vi) to the extent consistent with the 1940 Act, such recommendations from management as are deemed appropriate. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Trustees, officers, shareholders and other sources that the Governance Committee deems appropriate. The Governance Committee will review nominees recommended to the Board by shareholders and will evaluate such nominees in the same manner as it evaluates nominees identified by the Governance Committee. Nominee recommendations may be submitted to the Secretary of the Fund at the Fund principal business address.

Equity Committee, Fixed Income Committee and Money Market and Alternative Products Committee. Each member of the Board, other than Dr. Goldstein, serves on one of the following committees: the Equity Committee, the Fixed Income Committee and Money Market and Alternative Products Committee. These three Committees are divided by asset type and different members of the Board serve on each committee with respect to each asset type. The function of the Committees is to assist the Board in the oversight of the investment management services provided by the Investment Manager to the Fund, as well as any sub-adviser to the Fund. The primary purpose of each Committee is to (i) assist the Board in its oversight of the investment management services provided by the Investment Manager to the Fund designated for review by each Committee; and (ii) review and make recommendations to the Board concerning the approval of proposed new or continued advisory and distribution arrangements for the Fund or for new funds. The full Board may delegate to the applicable Committee from time to time the authority to make Board level decisions on an interim basis when it is impractical to convene a meeting of the full Board. Each of the Committees receives reports concerning investment management topics, concerns or exceptions with respect to particular Funds that the Committee is assigned to oversee, and work to facilitate the understanding by the Board of particular issues related to investment management of Funds reviewed by the applicable Committee.

Beneficial Ownership by Trustees

The following table shows the dollar range of each Trustee’s beneficial ownership as of December 31, 2013, in the Fund and each Trustee’s aggregate dollar range of ownership in any portfolios/funds that the Trustee oversees in the Fund’s and fund complex(1):

NAME	DOLLAR RANGE OF EQUITY SECURITIES IN FUND	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN JPMORGAN FUND COMPLEX(1)(2)
Independent Trustees
John F. Finn	None	Over $100,000
Dr. Matthew Goldstein	None	Over $100,000
Robert J Higgins	None	Over $100,000
Peter C. Marshall	None	Over $100,000
Mary E. Martinez	None	Over $100,000
Marilyn McCoy	None	Over $100,000
Mitchell M. Merin	None	Over $100,000
William G. Morton, Jr.	None	Over $100,000
Dr. Robert A. Oden, Jr.	None	Over $100,000
Marian U. Pardo	None	Over $100,000
Frederick W. Ruebeck	None	Over $100,000
James J. Schonbachler	None	Over $100,000
Interested Trustees
Frankie D. Hughes	None	Over $100,000

(1)	A fund complex means two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The fund complex for which the Board of Trustees currently serves includes eleven registered investment companies (163 Funds).
(2)	For Ms. McCoy and Messrs. Finn, Higgins, Marshall, Oden, Ruebeck and Schonbachler, these amounts include deferred compensation balances, as of December 31, 2013, through participation in the J.P. Morgan Funds’ Deferred Compensation Plan for Eligible Trustees.

As of December 31, 2013, none of the independent Trustees or their immediate family members owned securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

Trustee Compensation

The Funds of the J.P. Morgan Funds Complex overseen by the Trustees pay each Trustee an annual fee of $315,000 and reimburse each Trustee for expenses incurred in connection with service as a Trustee. In addition, the Funds paid the Chairman $225,000 and the Vice Chairman $75,000. Beginning June 1, 2014, the Funds pay expenses of the Chairman in the amount of $4,000 per month. The Chairman and Vice Chairman receive no additional compensation for service as committee or sub-committee chairmen. Committee chairs and sub-committee chairs who are not already receiving an additional fee are each paid $50,000. Beginning January 1, 2014, the head of the Strategic Planning Working Group also received an additional annual fee of $50,000 for his services. The Strategic Planning Working Group, comprised of independent Trustees, worked with the administrator to the Funds on initiatives related to the efficiency and effectiveness of Board materials and meetings. Effective July 1, 2014, the work of the Strategic Planning Working Group will be performed by the Governance Committee. The Trustees may hold various other directorships unrelated to the J.P. Morgan Funds Complex.

Trustee aggregate compensation paid by the Fund and the J.P. Morgan Funds Complex for the calendar year ended December 31, 2013 is set forth below:

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND	TOTAL COMPENSATION FROM FUND AND FUND COMPLEX PAID TO TRUSTEES (1)
Independent Trustees
John F. Finn	$181	$315,000	(3)
Dr. Matthew Goldstein	311	540,000
Robert J Higgins	210	365,000	(4)
Peter C. Marshall	224	390,000	(5)
Mary E. Martinez	181	315,000
Marilyn McCoy	210	365,000
Mitchell M. Merin	208	359,941
William G. Morton, Jr.	181	315,000
Dr. Robert A. Oden, Jr.	181	315,000	(6)
Marian U. Pardo	176	301,875
Frederick W. Ruebeck	210	365,000	(7)
James J. Schonbachler	210	365,000	(8)
Interested Trustees
Frankie D. Hughes	181	315,000

(1)	The J.P. Morgan Funds Complex currently includes eleven registered investment companies (163 Funds).
(2)	Ms. Pardo became a member of the Board of Trustees effective February 1, 2013. Compensation includes amounts paid prior to becoming a trustee for service as a trustee nominee.
(3)	Includes $315,000 of Deferred Compensation.
(4)	Includes $365,000 of Deferred Compensation.
(5)	Includes $78,000 of Deferred Compensation.
(6)	Includes $31,500 of Deferred Compensation.
(7)	Includes $182,500 of Deferred Compensation.
(8)	Includes $146,000 of Deferred Compensation.

Officers

The Fund’s executive officers (listed below) generally are employees of the Investment Manager or one of its affiliates. The officers conduct and supervise the business operations of the Fund. The officers hold office until a successor has been elected and duly qualified. The Fund has no employees. The names of the officers of the Fund, together with their year of birth, information regarding their positions held with the Fund and principal occupations are shown below. The contact address for each of the officers, unless otherwise noted, is 270 Park Avenue, New York, NY 10017.

Name (Year of Birth), Positions Held with the Fund (Since)	Principal Occupations During Past 5 Years
Robert L. Young (1963), President and Principal Executive Officer (2013)**

Chief Operating Officer and Director, J.P. Morgan Investment Management Inc. since 2010; Senior Vice President, J.P. Morgan Funds (2005-2010), Chief Operating Officer, J.P. Morgan Funds (2005-2010); Director and various officer positions for JPMorgan Funds Management, Inc. (formerly One Group Administrative Services) and JPMorgan Distribution Services, Inc. (formerly One Group Dealer Services, Inc.) from 1999 to present. Mr. Young has been with JPMorgan Chase & Co. (formerly Bank One Corporation) since 1997.

Laura M. Del Prato (1964), Treasurer and Principal Financial Officer (2014)	Managing Director, JPMorgan Funds Management, Inc. (since 2014); Partner, Cohen Fund Audit Services, Ltd. (2012-2013); Partner (2004-2012) and various other titles (1990-2004) at KPMG, LLP.

Frank J. Nasta (1964), Secretary (2011)	Managing Director and Associate General Counsel, JPMorgan Chase since 2008; Previously, Director, Managing Director, General Counsel and Corporate Secretary, J. & W. Seligman & Co. Incorporated; Secretary of each of the investment companies of the Seligman Group of Funds and Seligman Data Corp.; Director and Corporate Secretary, Seligman Advisors, Inc. and Seligman Services, Inc.

Stephen M. Ungerman (1953), Chief Compliance Officer (2011)	Managing Director, JPMorgan Chase & Co.; Mr. Ungerman has been with JPMorgan Chase & Co. since 2000.

Valerie-Leila Jaber (1965), AML Compliance Officer (2014)*	Managing Director and Global Head of Financial Crime for Asset Management, JPMorgan Chase & Co. since December 2012; Managing Director and Global Head of Financial Crime for Barclays Wealth (2009-2012)

Elizabeth A. Davin (1964), Assistant Secretary (2011)**	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2012; formerly Vice President and Assistant General Counsel JPMorgan Chase from 2005 until February 2012; Senior Counsel, JPMorgan Chase (formerly Bank One Corporation) from 2004 to 2005.

Jessica K. Ditullio (1962), Assistant Secretary (2011)**	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2011; Ms. Ditullio has served as an attorney with various titles for JPMorgan Chase (formerly Bank One Corporation) since 1990.

John T. Fitzgerald (1975), Assistant Secretary (2011)	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2011; formerly, Vice President and Assistant General Counsel, JPMorgan Chase from 2005 until February 2011.

Carmine Lekstutis (1980), Assistant Secretary (2011)	Vice President and Assistant General Counsel, JPMorgan Chase since 2011; Associate, Skadden, Arps, Slate, Meagher & Flom LLP (law firm) from 2006 to 2011.

Name (Year of Birth), Positions Held with the Fund (Since)	Principal Occupations During Past 5 Years
Gregory S. Samuels (1980), Assistant Secretary (2011)	Executive Director and Assistant General Counsel, JPMorgan Chase since February 2014; formerly Vice President and Assistant General Counsel, JPMorgan Chase from 2010 to February 2014; Associate, Ropes & Gray (law firm) from 2008 to 2010; Associate, Clifford Chance LLP (law firm) from 2005 to 2008.

Pamela L. Woodley (1971), Assistant Secretary (2011)***	Vice President and Assistant General Counsel, JPMorgan Chase since November 2004.

Lauren Paino (1973) Assistant Treasurer (2013)	Executive Director, JPMorgan Funds Management, Inc. since August 2013; Director, Credit Suisse Asset Management (2000-2013); Manager, PricewaterhouseCoopers LLP (1995-2000).

Michael M. D’Ambrosio (1969), Assistant Treasurer (2012)	Managing Director, JPMorgan Funds Management, Inc. since May 2014; Executive Director, JPMorgan Funds Management, Inc. from 2012 to May 2014; prior to joining JPMorgan Chase, Mr. D’Ambrosio was a Tax Director at PricewaterhouseCoopers LLP since 2006.

Joseph Parascondola (1963), Assistant Treasurer (2011)	Vice President, JPMorgan Funds Management, Inc. since August 2006.

Matthew J. Plastina (1970), Assistant Treasurer (2011)	Vice President, JPMorgan Funds Management, Inc. since August 2010; prior to August 2010, Vice President and Controller, Legg Mason Global Asset Management.

Julie A. Roach (1971), Assistant Treasurer (2012)**	Vice President, JPMorgan Funds Management, Inc. from August 2012; prior to joining JPMorgan Chase, Ms. Roach was a Senior Manager with Deloitte since 2001.

Gillian I. Sands (1969), Assistant Treasurer (2012)	Vice President, JPMorgan Funds Management, Inc. from September 2012; Assistant Treasurer, Wells Fargo Funds Management (2007–2009).

*	The contact address for the officer is 277 Park Avenue, New York, NY 10172.
**	The contact address for the officer is 460 Polaris Parkway, Westerville, OH 43082.
***	The contact address for the officer is 4 New York Plaza, Floor 21, New York, NY 10004.

As of the date of this Confidential Private Placement Memorandum, the aggregate number of Shares of the Fund owned by the Fund’s officers and Trustees as a group was less than 1% of the Fund’s outstanding Shares.

Management Fee

For the fiscal years ended March 31, 2012, 2013 and 2014, the Fund paid to the Investment Manager fees for management services of $451,736, $2,100,036 and $4,282,268, respectively.

Administration Fee

For the fiscal years ended March 31, 2012, 2013 and 2014, the Fund paid to the Administrator fees for administration services of $56,725, $256,028 and $513,872, respectively.

Brokerage Commissions

For the fiscal years ended March 31, 2012, 2013 and 2014, the Fund paid no brokerage commissions. The Fund may do so in the future.

Other Accounts Managed by the Principal Individuals Primarily Involved in the Management of the Fund’s Assets

The following table shows information regarding all of the other accounts managed by principal individuals involved in the management of the Fund’s assets as of March 31, 2014.

All figures ($1,000,000’s)

Non-Performance Based Fee Advisory Accounts

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Lenore Petteruti	1	$470	1	$151	0	$0
Georgiy Zhikharev*	0	0	0	0	0	0

Performance Based Fee Advisory Accounts

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Lenore Petteruti	1	$2,264	11	$3,524	0	$0
Georgiy Zhikharev*	0	0	0	0	0	0

*	As of September 30, 2014.

Portfolio Managers Compensation

Each Adviser’s portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding people and closely link the performance of investment professionals to client investment objectives. The total compensation program includes a base salary fixed from year to year and a variable performance bonus consisting of cash incentives and restricted stock and may include mandatory notional investments (as described below) in selected mutual and/or investment funds advised by the Adviser or its affiliates. These elements reflect individual performance and the performance of the Adviser’s business as a whole.

Each portfolio manager’s performance is formally evaluated annually based on a variety of factors including the aggregate size and blended performance of the portfolios such portfolio manager manages. Individual contribution relative to client goals carries the highest impact. Portfolio manager compensation is primarily driven by meeting or exceeding clients’ risk and return objectives, relative performance to competitors or competitive indices and compliance with firm policies and regulatory requirements. In evaluating each portfolio manager’s performance with respect to the mutual and/or investment funds he or she manages, the Funds’ pre-tax performance is compared to the appropriate market peer group and to each Fund’s benchmark index listed in the Fund’s prospectuses over one, three and five year periods (or such shorter time as the portfolio manager has managed the Fund). Investment performance is generally more heavily weighted to the long-term.

Awards of restricted stock are granted as part of an employee’s annual performance bonus and comprise from 0% to 40% of a portfolio manager’s total bonus. As the level of incentive compensation increases, the percentage of compensation awarded in restricted stock also increases. Up to 50% of the restricted stock portion of a portfolio manager’s bonus may instead be subject to mandatory notional investment in selected mutual and/or investment funds advised by the Adviser or its affiliates. When these awards vest over time, the portfolio manager receives cash equal to the market value of the notional investment in the selected mutual and/or investment funds.

Principal Holders of Fund Shares

As of August 1, 2014, no persons owned of record, or was known by the Fund to own beneficially, 5% or more of the value of the outstanding Shares of the Fund.

PART C – OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements. The audited financial statements of the Fund for the fiscal year ended March 31, 2014 are incorporated by reference, as stated in the Confidential Private Placement Memorandum.

(2) Exhibits:

(2)(a)(1) Certificate of Trust.(1)

(2)(a)(2) Agreement and Declaration of Trust.(1)

(2)(b) Bylaws.(1)

(2)(c) Not Applicable.

(2)(d) Not Applicable.

(2)(e) Dividend Reinvestment Plan.(3)

(2)(f) Not Applicable.

(2)(g)(1) Investment Management Agreement dated as of August 24, 2011.(2)

(2)(g)(2) Investment Sub-Advisory Agreement dated as of August 24, 2011.(2)

(2)(h) Not Applicable.

(2)(i) Not Applicable.

(2)(j)(1) Custodian Services Agreement.(2)

(2)(k)(1)(i) Administration Agreement.(2)

(2)(k)(1)(ii) Sub-Administration Agreement.(2)

(2)(k)(2) Escrow Agreement.(4)

(2)(k)(3) Expense Limitation and Reimbursement Agreement.(6)

(2)(k)(4) Accounting and Investor Services Agreement.(2)

(2)(k)(5) Placement Agency Agreement with J.P. Morgan Securities LLC.(5)

(2)(k)(6) Placement Agency Agreement with JPMorgan Chase Bank N.A.(5)

(2)(l) Not Applicable.

(2)(m) Not Applicable.

(2)(n) Not Applicable.

(2)(o) Not Applicable.

(2)(p) Not Applicable.

(2)(q) Not Applicable.

(2)(r)(1) Code of Ethics of the Fund.(2)

(2)(r)(2) Code of Ethics of the Investment Manager.(2)

(2)(r)(3) Code of Ethics of the Sub-Advisor.(2)

(1)	Previously filed as an exhibit to the Registrant’s registration statement on Form N-2 Filed on June 29, 2011.
(2)	Previously filed as an exhibit to amendment No. 1 to the Registrant’s registration statement on Form N-2, filed on August 25, 2011.
(3)	The Fund’s dividend reinvestment plan is included in its registration statement under the section “Distribution Policy — Automatic Dividend Reinvestment Plan”.
(4)	Included as part of the Accounting and Investor Services Agreement.
(5)	Previously filed as an exhibit to amendment No. 6 to the Registrant’s registration statement on Form N-2, filed on September 12, 2012.
(6)	Previously filed as an exhibit to amendment No. 7 to the Registrant’s registration statement on Form N-2, filed on October 25, 2013.

ITEM 26. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of Shares, Registrant expects that no person will be directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by J.P. Morgan Investment Management Inc., the investment manager to the Registrant (the “Investment Manager”). The Investment Manager was formed under the laws of the State of Delaware on February 7, 1984. Additional information regarding the Adviser is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-21011).

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

Title of Class: Shares of Beneficial Ownership. Number of Record Holders as of March 31, 2015: 1,134.

ITEM 30. INDEMNIFICATION

Reference is made to Article 5.2 of Registrant’s Agreement and Declaration of Trust filed as Exhibit 2(a)(2) to this Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Investment Adviser, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by the Investment Adviser, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by the Investment Adviser, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it will apply the indemnification provisions of the Agreement and Declaration of Trust in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect. Registrant, in conjunction with the Adviser and Registrant’s Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each managing director, executive officer or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s Confidential Private Placement Memorandum in the section entitled “The Investment Manager and Sub-Advisor.”

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of Registrant at 301 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Managing Member at c/o J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, New York 10017.

ITEM 33. MANAGEMENT SERVICES

Not Applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 15th day of May 2015.

J.P. MORGAN ACCESS MULTI-STRATEGY FUND II

By:	ROBERT L. YOUNG*
Robert L. Young
President and Principal Executive Officer

*By	/S/ CARMINE LEKSTUTIS
Carmine Lekstutis
Attorney-in-Fact